LEASE



                       METROPOLITAN LIFE INSURANCE COMPANY
                           a New York corporation


                                  as Landlord


                                     and


                            ADVANCED POLYMER SYSTEMS,
                             a Delaware corporation


                                  as Tenant




                                SEAPORT CENTRE
                           REDWOOD CITY, CALIFORNIA

                         TABLE OF CONTENTS

PARAGRAPH 1 LEASE OF PREMISES; TERM

PARAGRAPH 2 BASIC ANNUAL RENT AND RENT ADJUSTMENTS

PARAGRAPH 3 ADDITIONAL RENT

PARAGRAPH 4 SECURITY DEPOSIT

PARAGRAPH 5 SUBSTITUTED PREMISES

PARAGRAPH 6 REPAIRS

PARAGRAPH 7 IMPROVEMENTS AND ALTERATIONS

PARAGRAPH 8 LIENS

PARAGRAPH 9 USE OF PREMISES

PARAGRAPH 10 UTILITIES AND SERVICES

PARAGRAPH 11 RULES AND REGULATIONS

PARAGRAPH 12 TAXES ON TENANT'S PROPERTY

PARAGRAPH 13 FIRE OR CASUALTY

PARAGRAPH 14 EMINENT DOMAIN

PARAGRAPH 15 ASSIGNMENT AND SUBLETTING

PARAGRAPH 16 ACCESS

PARAGRAPH 17 SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

PARAGRAPH 18 SALE BY LANDLORD

PARAGRAPH 19 NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE

PARAGRAPH 20 WAIVER OF SUBROGATION

PARAGRAPH 21 ATTORNEYS' FEES

PARAGRAPH 22 WAIVER

PARAGRAPH 23 NOTICES

PARAGRAPH 24 INSOLVENCY OR BANKRUPTCY

PARAGRAPH 25 DEFAULT

PARAGRAPH 26 HOLDING OVER

PARAGRAPH 27 CONDITION OF PREMISES

PARAGRAPH 28 QUIET POSSESSION

PARAGRAPH 29 NOTICE OF DAMAGE

PARAGRAPH 30 GOVERNING LAW

PARAGRAPH 31 COMMON FACILITIES; PARKING

PARAGRAPH 32 SIGNAGE

PARAGRAPH 33 SUCCESSORS AND ASSIGNS

PARAGRAPH 34 BROKERS

PARAGRAPH 35 NAME

PARAGRAPH 36 EXAMINATION OF LEASE

PARAGRAPH 37 INTEREST ON TENANT'S OBLIGATIONS; LATE CHARGE

PARAGRAPH 38 TIME

PARAGRAPH 39 DEFINED TERMS AND MARGINAL HEADINGS

PARAGRAPH 40 PRIOR AGREEMENTS; SEVERABILITY

PARAGRAPH 41 CORPORATE AUTHORITY

PARAGRAPH 42 NO LIGHT, AIR OR VIEW EASEMENTS

PARAGRAPH 43 LANDLORD'S APPROVALS

PARAGRAPH 44 EXERCISE FACILITY

PARAGRAPH 45 MISCELLANEOUS

PARAGRAPH 46 WAIVER OF JURY TRIAL

ADDENDUM TO OFFICE LEASE

CONSTRUCTION ADDENDUM

EXHIBIT A     Site Plan of Project

EXHIBIT B     Site Plan of Premises

EXHIBIT C     Confirmation of Lease Term

EXHIBIT D     Permitted Hazardous Materials

EXHIBIT E     (Intentionally Omitted)

EXHIBIT F     Form of Subordination, Nondisturbance & Attornment
              Agreement

                                    LEASE

            THIS LEASE is made as of November 7, 1997 by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Landlord"), and ADVANCED POLYMER SYSTEMS, a Delaware corporation ("Tenant" or
"Advanced Polymer").

                           BASIC LEASE PROVISIONS

1. PREMISES LOCATION: a part of Building 1, Phase I of Seaport Centre; 123 Saginaw Drive, Redwood City, California 94063.

2.    RENTABLE AREA:  Approximately 26,067 rentable square feet.

3. INITIAL BASIC ANNUAL RENT: $594,327.60 ($22.80 per rentable square foot per year) (i.e., $1.90 per month)

4. INITIAL MONTHLY RENTAL INSTALLMENTS: $49,527.30 ($1.90 per rentable square foot)

5. RENT ADJUSTMENT DATES (AND BASIC ANNUAL RENT AND MONTHLY RENTAL INSTALLMENTS THEREAFTER): The Rent Adjustment Date(s) are the respective anniversaries of the Commencement Date set forth below with corresponding new Basic Annual Rent and Monthly Rental Installments effective until the next Rent Adjustment Date:

                            Basic            Monthly           Monthly
                           Annual            Rental             Rate/
           Date             Rent           Installment           RSF
           ----            ------          -----------         -------
      1st Anniversary     $609,967.80       $50,830.65          $1.95
      2nd Anniversary     $625,608.00       $52,137.00          $2.00
      3rd Anniversary     $641,248.20       $53,437.35          $2.05
      4th Anniversary     $656,888.40       $54,740.70          $2.10
      5th Anniversary     $672,528.60       $56,044.05          $2.15
      6th Anniversary     $688,168.80       $57,347.40          $2.20

6.    TENANT'S SHARE OF OPERATING EXPENSES:
         Tenant's Building Share:       42.5%
         Tenant's Phase Share:          8.64%
         Tenant's Project Share:        2.61%

7.    TERM OF LEASE:          Seven (7) years

8.    COMMENCEMENT DATE:      November 15, 1997 or earlier as provided in
                              Paragraph 1(c)

9.    EXPIRATION DATE:        Seven (7) years after the Commencement Date

10.   SECURITY DEPOSIT:       $150,000.00 due upon execution and delivery of
                              this Lease by Tenant.

11.   LISTING BROKER:         Cornish & Carey Commercial

12.   COOPERATING BROKER:     Ernst & Young LLP

13.   SOLE PERMITTED USE:     Office, research and development,
warehousing
                              and no other use, but in no event in
violation
                              of any provision of any rules and
regulations
                              for the Project.

14.   PARKING SPACES:         86

      IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing Basic Lease Provisions and Paragraphs 1 through 46 which follow, together with the attached Rider to Lease, Construction Addendum and Exhibits A through C inclusive, incorporated herein by this reference, as of the date first above written. The foregoing Basic Lease Provisions are an integral part of this Lease; however, in the event of any conflict between any Basic Lease Provision and the balance of this Lease, the latter shall control.

LANDLORD:                                     TENANT:

METROPOLITAN LIFE INSURANCE                   ADVANCED POLYMER SYSTEMS,
COMPANY, a New York corporation               a Delaware corporation


By: /s/Edward J. Hayes                        By: /s/Michael O'Connnell
    -------------------------                     --------------------

Its: Assistant Vice President                Its: Executive VP/CFO
     ------------------------                     --------------------

                            LEASE OF PREMISES; TERM
                            -----------------------

PARAGRAPH 1

      (a) SEAPORT CENTRE. The real property shown on the map attached hereto as EXHIBIT A, together with all improvements now or hereafter located on such real property, is referred to in this Lease as the "Project." The Project is more commonly known as Seaport Centre and is located in Redwood City, California. The Project is comprised of Phase I, Phase II and Phase III, which are generally designated on EXHIBIT A, each of which shall individually be referred to in this Lease as a "Phase."
The Phase in which the Premises (as defined in Paragraph 1(b) herein) are located is indicated in Item 1 of the Basic Lease Provisions and is referred to in this Lease as "Tenant's Phase." The building in which the Premises are located is indicated in Item 1 of the Basic Lease Provisions and is referred to in this Lease as the "Building." Landlord reserves the right to amend at any time the definition of "Tenant's Phase" to include any other buildings located in the Project which are owned by Landlord, in which event Tenant's Phase Share (as defined in Paragraph 3(a) below) shall be adjusted to reflect the inclusion of any such additional buildings in the definition of "Tenant's Phase."

      (b) LEASE OF PREMISES. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all the terms and conditions hereinafter set forth, those certain premises (the "Premises") described in Items 1 and 2 of the Basic Lease Provisions above and substantially as shown in the floor plan attached hereto as EXHIBIT B.

      (c)  TERM.  The term of this Lease (the "Term") shall be as shown in
Item 7 of the Basic Lease Provisions and shall commence on the earlier to occur of the commencement date shown in Item 8 of the Basic Lease Provisions or the date of Substantial Completion of the Tenant Improvements (defined in the Construction Addendum attached hereto) or such earlier date as Tenant takes possession or commences use of all or any portion of the Premises for any purpose other than the construction and installation therein of the Tenant Improvements (the "Commencement Date") and shall expire, if not sooner terminated pursuant to the terms of this Lease, as of the date set forth in Item 9 of the Basic Lease Provisions (the "Expiration Date"). As used herein, "Substantial Completion" of the Tenant Improvements shall mean that the work of constructing the Tenant Improvements shall be complete, as stated in a notice prepared by Landlord's architect, notwithstanding that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use of the Premises (so-called "punchlist" items) remain to be performed or that Tenant's furniture, telephones, telecopiers, photocopiers, computers and other business machines or equipment have not been installed by Tenant. The actual Commencement Date shall be confirmed by Landlord in the Confirmation of Lease Term attached hereto as EXHIBIT C upon such commencement. Notwithstanding the foregoing, in no event shall the Expiration Date be extended.

                      BASIC ANNUAL RENT AND RENT ADJUSTMENTS

PARAGRAPH 2

      (a) BASIC ANNUAL RENT. Tenant agrees to pay as Basic Annual Rent for the Premises the initial sum shown in Item 3 of the Basic Lease Provisions, increased as set forth in Paragraph 2(b) below. The Basic Annual Rent shall be payable in monthly installments as shown in Items 4 and 5 of the Basic Lease Provisions, each payable in advance and without deduction, abatement or offset. A monthly installment shall be paid to Landlord on the date of this Lease in the full amount and, subsequently, monthly installments shall be paid to Landlord on the first day of the first calendar month commencing after the Commencement Date and continuing on the first day of each calendar month during the Term thereafter. If the Term commences or ends on a day other than the first or last day, respectively, of a calendar month, then the Basic Annual Rent for each such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the total number of days in such calendar month, and such Basic Annual Rent shall be payable at the commencement of such partial month.

      (b) RENT INCREASES. The amount of Basic Annual Rent and the Monthly Rental Installments shall be adjusted on each Rent Adjustment Date set forth in Item 5 of the Basic Lease Provisions, to be the amount shown in the Basic Lease Provisions.

      (c) RENT. Tenant acknowledges and agrees that Landlord has entered into this Lease in reliance upon Tenant's agreement to timely pay all of the Basic Annual Rent, the Additional Rent (as defined in Paragraph 3 below) and all other amounts required to be paid under this Lease (including all Addenda and Exhibits hereto and subsequent amendments hereof) and in no event would Landlord have agreed to grant any occupancy rights in and to the Premises to Tenant for less than all such amounts, however described or designated herein. Accordingly, all sums payable by Tenant to Landlord hereunder are sometimes collectively referred to as, and shall collectively constitute, "rent" for all purposes hereunder, at law and in equity.

                                   ADDITIONAL RENT

PARAGRAPH 3

      (a) TENANT'S SHARE OF COSTS. Tenant shall pay as "Additional Rent" Tenant's proportionate share ("Tenant's Building Share") of the Building Operating Expenses (as defined below), plus Tenant's proportionate share ("Tenant's Phase Share") of Phase Operating Expenses (as defined below), plus Tenant's proportionate share ("Tenant's Project Share") of Project Operating Expenses (as defined below). Tenant's Building Share shall be the percentage obtained by dividing the rentable square footage of the Premises by the total rentable square footage of the Building and Tenant's Phase Share shall be the percentage obtained by dividing the rentable square footage of the Premises by the total rentable square footage of the Phase. Tenant's Project Share shall be the percentage obtained by dividing the rentable square footage of the Premises by the total rentable square footage of the Project. Tenant's Building Share, Tenant's Phase Share and Tenant's Project Share shall initially be as set forth in Item 6 of the Basic Lease Provisions.

      (b) OPERATING EXPENSES DEFINED. "Operating Expenses" shall include all costs incurred by Landlord in the management, operation, maintenance, overhauling and repair of the Building, Tenant's Phase and the Project. "Building Operating Expenses" shall include Operating Expenses that are directly and separately identifiable to the operation and maintenance of the Building. "Project Operating Expenses" shall include all Operating Expenses incurred in the operation and maintenance of the Project which are neither Building Operating Expenses nor Operating Expenses directly and separately identifiable to the operation and maintenance of any other office building in the Project. "Phase Operating Expenses" may include Building Operating Expenses that are incurred by each building, including the Building, in Tenant's Phase, and also may include Project Operating Expenses that are separately identifiable to Tenant's Phase. Landlord shall have the right to allocate a particular expense as a Building Operating Expense, Project Operating Expense or Phase Operating Expense; however, in no event shall any portion of Building Operating Expenses, Project Operating Expenses or Phase Operating Expenses be assessed or counted against Tenant more than once.

      (c) EXAMPLES OF OPERATING EXPENSES. Operating Expenses shall include the following costs, by way of illustration only and not limitation: (1) all "Property Taxes" (as defined below), and all costs and expenses to contest the amount or validity of any of the same; (2) all insurance premiums and other costs (including deductibles), including the cost of rental insurance; (3) all license, permit and inspection fees; (4) all costs of utilities, fuels and related services, including water, sewer, light, telephone, power and steam connection, service and related charges; (5) all costs to repair, maintain and operate heating, ventilating and air conditioning systems, including, without limitation, preventive maintenance; (6) all janitorial, landscaping and security services; (7) all wages, salaries, payroll taxes, fringe benefits and other labor costs, including the cost of workers' compensation and disability insurance; (8) all costs of operation, maintenance and repair of all parking facilities and other common areas; (9) all supplies, materials, equipment and tools; (10) dues of and expenses and assessments incurred in connection with membership in the Seaport Centre Owners' Association; (11) modifications to the Building or the Project occasioned by any applicable laws, statutes, ordinances, orders, requirements, rules or regulations now or hereafter in effect of any governmental or quasi-governmental authority; (12) the total charges of any independent contractors employed in the care, operation, maintenance, repair, leasing and cleaning of the Project, including, without limitation, landscaping, roof maintenance, and repair, maintenance and monitoring of life-safety systems, plumbing systems, electrical wiring and Project signage; (13) the cost of accounting services necessary to compute the rents and charges payable by tenants at the Project; (14) window and exterior wall cleaning and painting; (15) managerial and administrative expenses; (16) all costs in connection with the exercise facility at the Project; (17) all costs and expenses related to Landlord's retention of consultants in connection with the routine review, inspection, testing, monitoring, analysis, and control of Hazardous Materials (defined in Paragraph 9(b) below) and retention of consultants in connection with the clean-up of Hazardous Materials (to the extent not recoverable from a particular tenant of the Project), and all costs and expenses related to the implementation of recommendations made by such consultants concerning the use, generation, storage, manufacture, production, storage, release, discharge, disposal or clean-up of Hazardous Materials on, under or about the Premises or the Project (to the extent not recoverable from a particular tenant of the Project); (18) all capital improvements made that reduce other Operating Expenses, and all other capital expenditures, but only as amortized over such reasonable period as Landlord shall determine, with a return on capital at the rate of ten percent (10%) per annum or at such higher rate as may have been available to Landlord on funds borrowed for the purpose of constructing such capital improvements; (19) all property management costs and fees, including, without limitation, all costs incurred in connection with the Project property management office; and (20) all fees or other charges incurred in conjunction with voluntary or involuntary membership in any energy conservation, air quality, environmental, traffic management or similar organizations.

      (d) PROPERTY TAXES. "Property Taxes" shall include (1) all real estate taxes, personal property taxes and other taxes, charges and general and special assessments which are levied with respect to any portion of the Building or the Project or any improvements, fixtures, equipment or other property of Landlord, real or personal, located in or about the Building or Project or used in connection with the operation thereof, (2) any tax, surcharge, assessment or service or other fee which shall be levied or collected in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Paragraph 12 below, (3) any service or other fees collected by governmental agencies in addition to or in lieu of property taxes for services provided by such agencies, and (4) any rental, excise, sales, transaction privilege or other tax or levy, however denominated, imposed upon or measured by any rent reserved hereunder or on Landlord's business of leasing the Premises, excepting only net income taxes.

      (e) STATEMENT OF EXPENSES. Prior to the commencement of the Term and of each calendar year thereafter, Landlord shall give Tenant a written estimate of the amount of Operating Expenses for the applicable year, as well as Tenant's share thereof, which amount shall be payable by Tenant as Additional Rent for the ensuing year or portion thereof. During the calendar year that is the subject of Landlord's statement of estimated Operating Expenses, Tenant shall pay such estimated amount to Landlord in twelve (12) equal monthly installments, in advance, on the first (1st) day of each calendar month. Within one hundred twenty (120) days after the end of each calendar year or as soon thereafter as reasonably possible, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Building Operating Expenses, Phase Operating Expenses and Project Operating Expenses incurred by Landlord for such period and Tenant's proportionate share thereof in accordance with this Paragraph 3, and Tenant shall within thirty (30) days thereafter make any payment necessary to adjust its previous actual payments to the amount shown as due from Tenant on such annual statement. Any actual overpayment by Tenant shall be credited against installments of Additional Rent next coming due from Tenant under this Paragraph 3. Nothing contained in this Paragraph 3(e) shall be construed to limit the right of Landlord from time to time during any calendar year to revise its estimates of the Operating Expenses which are the subject of this Paragraph and to reflect such revision by prospective adjustments in billings to Tenant for Tenant's monthly installments payable under this Paragraph over the remainder of such year. Tenant's share of such Operating Expenses for any partial year during the Term shall be that proportion of Tenant's Building Share of Building Operating Expenses, Tenant's Phase Share of Phase Operating Expenses and Tenant's Project Share of Project Operating Expenses for the full year which is the same proportion as the number of days in such partial year is to three hundred sixty-five (365).

      (f) ADJUSTMENT TO OPERATING EXPENSES. Notwithstanding anything to the contrary contained in this Paragraph 3, as to each specific category of Operating Expense which one or more tenants of the Building either pays directly to third parties or specifically reimburses to Landlord (for example, separately contracted janitorial services or property taxes directly reimbursed to Landlord), then, on a category by category basis, the amount of Operating Expenses for the affected period shall be adjusted as follows: (1) all such tenant payments with respect to such category of expense and all of Landlord's costs reimbursed thereby shall be excluded from Operating Expenses and Tenant's Building Share, Tenant's Phase Share or Tenant's Project Share, as the case may be, for such category of Operating Expense shall be adjusted by excluding the square footage of all such tenants, and (2) if Tenant pays or directly reimburses Landlord for such category of Operating Expense, such category of Operating Expense shall be excluded from the determination of Operating Expenses for the purposes of this Lease.

      (g) EXCLUSIONS FROM OPERATING EXPENSES. Notwithstanding anything to the contrary in this Paragraph 3, Landlord and Tenant agree that Operating Expenses shall not include: (1) depreciation on the Building, Tenant's Phase or the Project; (2) costs incurred in renovating or improving vacant space or space for other tenants of the Project; (3) finders' fee and real estate brokers' commissions; (4) ground lease payments or mortgage principal or interest except to the extent to pay financed capital expenditures included in Operating Expenses pursuant to Paragraph 3(c)(18); (5) repairs due to casualty or condemnation and reimbursed by net proceeds of insurance coverage; (6) any cost due to Landlord's breach of this Lease in excess of the cost which would be includable in Operating Expenses if Landlord had not breached this Lease;
(7) penalties imposed on Landlord due to Landlord's failure to comply with a law, ordinance or regulation applicable to the Building, Tenant's Phase or the Project; (8) attorneys' fees and other costs and expenses incurred in connection with disputes with other tenants of the Project or associated with the enforcement of any lease for space at the Project other than Tenant's, or the defense of Landlord's title to or interest in the Building; (9) costs incurred to clean up, contain, remove or otherwise remediate Hazardous Materials (defined in Paragraph 9(b) below) contamination, if any, present in the Project prior to the Commencement Date; or (10) the cost of repairs, alterations or replacements needed to correct any defects in the original design, materials or workmanship of the Building, Tenant's Phase or the Project.

                                SECURITY DEPOSIT

PARAGRAPH 4

      Tenant has paid or, upon execution of this Lease, will pay Landlord the sum set forth in Item 9 of the Basic Lease Provisions (the "Security Deposit") as security for the performance of the terms of this Lease by Tenant. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest thereon. If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of rent or the condition of the Premises upon the termination of this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any rent or other sum in default or any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default, including, without limitation, costs and attorneys' fees incurred by Landlord to recover possession of the Premises following a default by Tenant hereunder. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days following Landlord's demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so within ten (10) days following Landlord's demand, shall constitute a default hereunder by Tenant. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned, without interest, to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within a reasonable time after the expiration of the Term and surrender of possession of the Premises to Landlord.

                             SUBSTITUTED PREMISES

PARAGRAPH 5      [Intentionally Omitted]

                                   REPAIRS

PARAGRAPH 6

      (a) LANDLORD'S REPAIRS. Subject to Paragraph 6(b), Landlord shall maintain the structural portions of the Building, the roof, exterior walls and exterior doors, foundation, and underslab standard sewer system of the Building in good, clean and safe condition. Notwithstanding the foregoing, Landlord shall have no responsibility to repair the Building's heating, ventilation and air conditioning equipment, and all such repairs shall be performed by Tenant pursuant to the terms of Paragraph 6(b) below. Landlord shall also maintain the landscaping, parking facilities and other common areas of the Project. Except as provided in Paragraphs 13 and 14, there shall be no abatement of rent, no allowance to Tenant for diminution of rental value and no liability of Landlord by reason of inconvenience, annoyance or any injury to or interference with Tenant's business arising from the making of or the failure to make any repairs, alterations or improvements in or to any portion of the Project or in or to any fixtures, appurtenances or equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

      (b) TENANT'S REPAIRS. Tenant shall, at Tenant's sole cost and expense: (i) make all repairs to the Premises and fixtures therein which Landlord is not required to make pursuant to Paragraph 6(a) above, including, without limitation, repairs to the interior walls, ceilings and windows of the Premises, the interior doors, Tenant's signage, and the electrical, life-safety, plumbing and heating, ventilation and air conditioning ("HVAC") systems located within or serving the Premises; (ii) use reasonable efforts, through a program of regularly scheduled preventive maintenance approved by Landlord, to keep the HVAC equipment serving the Premises in reasonably good order and condition; and (iii) maintain the Premises, the fixtures and utilities systems therein, and the area immediately surrounding the Premises (including all garbage enclosures), in a good, clean and safe condition. Tenant shall deliver to Landlord a copy of any maintenance contract entered into by Tenant with respect to the Premises. Tenant shall also, at Tenant's expense, keep any non-standard heating, ventilating and air conditioning equipment and other non-standard equipment in the Building in good condition and repair, using contractors approved in advance, in writing, by Landlord. Notwithstanding Paragraph 6(a) above, Tenant will pay for any repairs to the Building or the Project which are caused by any negligence or carelessness of Tenant or its assignees, subtenants or employees, or of the respective agents of any of the foregoing persons, or of any other persons permitted in the Building or elsewhere in the Project by Tenant or any of them. Tenant will maintain the Premises, and will leave the Premises upon termination of this Lease, in a safe, clean, neat and sanitary condition.

                           IMPROVEMENTS AND ALTERATIONS

PARAGRAPH 7

      (a) COMMON AREA. Landlord shall have the right at any time to change the arrangement and location of the common area of the Building or the Project and, upon giving Tenant reasonable notice thereof, to change any name, number or designation by which the Premises, the Building, the Phase or the Project is commonly known.

      (b)  ALTERATIONS.

           (1) Except for Minor Alterations (as defined in Paragraph 7(b)(3) below), Tenant shall not make any alterations, additions, or improvements of or to the Premises without the prior written consent of Landlord, which Landlord may give or deny in its sole and absolute discretion. At the time such consent is requested, Tenant shall furnish to Landlord for Landlord's written approval (which shall not be unreasonably withheld) the names of Tenant's architect, Tenant's contractor(s) and all subcontractors who will be supplying materials or performing work in connection with such alterations, additions and improvements, a copy of all plans for the proposed work, an estimate of the cost thereof and such other information as shall be requested by Landlord substantiating Tenant's ability to pay for such work. No less than ten (10) days prior to the commencement of any alterations, additions and improvements of or to the Premises, Tenant shall deliver to Landlord certificates of insurance from the carrier(s) providing insurance to Tenant's architect and Tenant's contractor(s) evidencing the following types of coverage in such amounts as are reasonably determined by Landlord to be necessary: (i) professional liability insurance; (ii) commercial general liability insurance; (iii) business automobile liability insurance; (iv) workers' compensation insurance; and (v) umbrella liability insurance. The insurance specified in (i), (ii), (iii) and (v) above shall name Landlord as an additional insured, and all such policies shall provide that thirty (30) days' written notice must be given to Landlord prior to termination or cancellation. Landlord, at its sole option, may require as a condition to the granting of such consent to any work costing in excess of $25,000, that Tenant provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1-1/2) times any and all estimated costs of the proposed work, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work. Landlord may also require as a condition to Landlord's consent to any alterations, additions or improvements pursuant to this Paragraph 7(b) that, following completion of any such alterations, additions or improvements, Tenant shall provide Landlord with unconditional waivers of lien in statutory form from all parties performing labor and/or supplying equipment and/or materials in connection with such alterations, additions or improvements, including Tenant's architect(s). Before commencing any work, Tenant shall give Landlord at least ten (10) days written notice of the proposed commencement of such work in order to give Landlord an opportunity to prepare, post and record such notice as may be permitted by law to protect Landlord's interest in the Premises and the Building from mechanics' and materialmen's liens. Within a reasonable period following completion of any work, Tenant shall furnish to Landlord, at Tenant's cost, "as built" plans showing the changes made to the Premises including one (1) complete set of reproducible drawings for the entire Premises (including, but not limited to, a floor plan, HVAC, plumbing, electrical and reflected ceiling), including such alterations, additions or improvements.

           (2) All such alterations, additions and improvements shall be made at Tenant's sole expense (including, without limitation, the reasonable cost of any review of Tenant's plans by Landlord's architect and/or Landlord's engineer) and in conformity with plans therefor approved by Landlord in writing prior to the commencement of such work, and such work shall be performed by a contractor(s) approved by Landlord. All work performed by Tenant shall comply with the laws, rules, orders, directions, regulations and requirements of all governmental entities having jurisdiction over such work and shall comply with the rules, orders, directions, regulations and requirements of any nationally recognized board of insurance underwriters. Tenant shall use all commercially reasonable efforts (including, without limitation, scheduling overtime and weekend work) not to interfere with other tenants in the Building and the Project when performing any alterations, additions or improvements. All such alterations, additions or improvements (except movable furniture, furnishings and trade fixtures) shall, at Landlord's option, become the property of Landlord and shall be surrendered with the Premises, as a part thereof, at the expiration or earlier termination of the Term. Upon any termination of this Lease, Tenant shall, upon demand by Landlord and at Tenant's sole expense, immediately remove any alterations, additions or improvements installed at the Premises except for the initial Tenant Improvements approved by Landlord pursuant to the Construction Addendum and Tenant shall repair and restore the Premises to their original condition, reasonable wear and tear excepted. Any personal property left on the Premises at the expiration or other termination of this Lease may, at the option of Landlord, either be deemed abandoned or be placed in storage at a public warehouse in the name of and for the account of and at the expense and risk of Tenant or otherwise disposed of by Landlord in the manner provided by law; or, alternatively, in the event that Tenant leaves personal property on the Premises following the expiration or other termination of this Lease, Landlord may, in Landlord's sole and absolute discretion, deem Tenant to be holding over pursuant to the terms of Paragraph 26 below. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or destruction or loss of property left by Tenant upon the Premises at the expiration or other termination of this Lease and, to the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold Landlord harmless from and against any and all claims and liability with respect thereto.

           (3) Notwithstanding any provision of the foregoing to the contrary, Tenant may make Minor Alterations without Landlord's prior written consent thereto or approval of Tenant's architect, contractor or subcontractor, but subject to all other requirements of this Lease applicable to alterations, additions, improvements or work by or for Tenant, its assignees or sublessees. For purposes of this Lease, "Minor Alterations" shall mean alterations, additions or improvements (i) subsequent to those done pursuant to the Construction Addendum; (ii) costing less than Fifteen Thousand Dollars ($15,000.00) in any twelve (12) month period; and (iii) not affecting any structural portions of the Building, the roof, exterior walls, exterior doors, foundation, HVAC, fire protection systems, electrical system, or underslab standard sewer system of the Building.

                                     LIENS

PARAGRAPH 8

      Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant, its assignees or sublessees. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation to cause such lien to be released by such means as Landlord shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord and all expenses incurred by it in connection therewith shall create automatically an obligation of Tenant to pay an equivalent amount to Landlord as rent on Landlord's demand therefor, together with interest at the lesser of eighteen percent (18%) per annum or the maximum rate then permitted by law until paid to Landlord. Nothing herein shall imply any consent by Landlord to subject Landlord's estate to liability under any mechanics' or other lien law.

      Tenant shall give Landlord adequate opportunity, and Landlord shall have the right at all times, to post such notices of nonresponsibility as are provided for in the mechanics' lien laws of California.

                                 USE OF PREMISES

PARAGRAPH 9

      (a) COMPLIANCE WITH LAW. Tenant shall use the Premises only as set forth in Item 13 of the Basic Lease Provisions and shall not use or permit the Premises to be used for any other purpose. Tenant shall not use or occupy the Premises in violation of any law or of the certificate of occupancy issued for the Building and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of such certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof. Tenant shall comply with all covenants, conditions and restrictions affecting the Project, as such may be amended from time to time, and all articles, bylaws and rules of the Seaport Centre Owners' Association. Tenant shall be responsible for obtaining all necessary governmental approvals in connection with Tenant's use of the Premises. Tenant shall not do or permit to be done anything which will invalidate, or increase the cost of, any fire, extended coverage or other insurance policy covering any part of the Project or any property located thereon. Notwithstanding the provisions of Paragraph 3 above, Tenant shall, within ten (10) days following Landlord's demand, reimburse Landlord for the full amount of any additional premium charged for any such policy by reason of Tenant's failure to comply with the provisions of this Paragraph 9(a), it being understood that such demand for reimbursement shall not be Landlord's exclusive remedy. Tenant shall not in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in or upon the Premises.

      (b) HAZARDOUS MATERIALS. Except as provided in Paragraph 9(b)(1) below Tenant shall not use, generate, manufacture, produce, store, release, discharge, or dispose of, on, under or about the Premises or any part of the Project, or transport to or from the Premises or any part of the Project, any Hazardous Material (as defined below) or allow its employees, agents, contractors, licensees, invitees or any other person or entity to do so.

           (1) Notwithstanding the foregoing, Tenant shall be permitted to use and store in, and transport to and from, the Premises the Hazardous Materials identified on EXHIBIT D hereto and by this reference incorporated herein, including wastes generated from the use of such identified Hazardous Materials ("Permitted Hazardous Materials") so long as: (a) each of the Permitted Hazardous Materials is used or stored in, or transported to and from, the Premises only to the extent necessary for Tenant's operation of its business at the Premises; (b) at no time shall any Permitted Hazardous Material be on, under or about the Premises in excess of the quantity specified therefor in EXHIBIT D; and (c) the conditions set forth in this Paragraph 9(b) are strictly complied with.
If Tenant desires to use, store in, or transport to the Premises Hazardous Materials other than Permitted Hazardous Materials used by Tenant in the quantities designated on EXHIBIT D Tenant shall notify Landlord at least thirty (30) days prior to such proposed use, storage or transportation, and any such use, storage or transportation of additional Hazardous Materials (and any related amendment or supplement of EXHIBIT D) shall be subject to Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. The right to use and store in, and transport to and from, the Premises the Permitted Hazardous Materials is personal to Advanced Polymer and may not be assigned or otherwise transferred by Advanced Polymer without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Any consent by Landlord pursuant to Paragraph 15 of this Lease to an assignment, transfer, subletting, mortgage, pledge, hypothecation or encumbrance of this Lease, and any interest therein or right or privilege appurtenant thereto, shall not constitute consent by Landlord to the use or storage in, or transportation to, the Premises of any Hazardous Material (including a Permitted Hazardous Material) by any such assignee, sublessee or transferee unless Landlord expressly agrees otherwise in writing. Any consent by Landlord to the use or storage in, or transportation to or from the Premises, of any Hazardous Material (including a Permitted Hazardous Material) by an assignee, sublessee or transferee of Tenant shall not constitute a waiver of Landlord's right to refuse such consent as to any subsequent assignee or transferee.

           (2) Tenant shall comply with and shall cause Tenant's employees, agents, contractors, licensees and invitees (collectively, "Tenant's Agents") to comply with, and shall keep and maintain the Premises and cause Tenant's Agents to keep and maintain the Premises, in compliance with all Environ-mental Laws (as defined below). Neither Tenant nor Tenant's Agents shall violate, or cause or permit the Premises to be in violation of, any Environmental Laws.

           Tenant shall, at its own expense during Tenant's use or occupancy, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Premises. Following the Commencement Date or such earlier date as Tenant takes possession of or commences use of the Premises for construction of Tenant Improvements or otherwise, Tenant shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed handlers to duly licensed facilities for final disposal of such materials and wastes. Tenant acknowledges that the sewer piping at the Project is made of ABS plastic. Accordingly, without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion, only ordinary domestic sewage is permitted to be put into the drains at the Premises. UNDER NO CIRCUMSTANCES SHALL TENANT EVER DEPOSIT ANY ESTERS OR KETONES (USUALLY FOUND IN SOLVENTS TO CLEAN UP PETROLEUM PRODUCTS) IN THE DRAINS AT THE PREMISES. If Tenant desires to put any substances other than ordinary domestic sewage into the drains, it shall first submit to Landlord a complete description of each such substance, including its chemical composition, and a sample of such substance suitable for laboratory testing. Landlord shall promptly determine whether or not the substance can be deposited into the drains and its determination shall be absolutely binding on Tenant. Upon demand, Tenant shall reimburse Landlord for expenses incurred by Landlord in making such determination. If any substances not so approved hereunder are deposited in the drains in Tenant's Premises, Tenant shall be liable to Landlord for all damages resulting therefrom, including, but not limited to, all costs and expenses incurred by Landlord in repairing or replacing the piping so damaged.

           Tenant agrees to provide Landlord with: (a) a copy of any hazardous material management plan or similar document required by any federal, state or local governmental or regulatory authority to be submitted by Tenant; (b) copies of all permits, licenses and other governmental and regulatory approvals with respect to the use of Hazardous Materials; (c) copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises; and (d) copies of all reports, studies and written results of tests or inspections concerning the Premises or any part of the Project with respect to Hazardous Materials, including, without limitation, the "Plans" hereinafter defined (collectively "Documents"). Tenant shall deliver all Documents to Landlord promptly following the earlier of (i) Tenant's submission of such Documents to the requesting governmental agency, or
(ii) Tenant's receipt of such Documents (Tenant hereby agreeing that it shall exercise diligent efforts to expeditiously obtain copies of any such Documents known by Tenant to exist).

           (3) Upon commencing any activity involving Hazardous Materials on the Premises, and continuing thereafter throughout the term of this Lease, Tenant shall initiate and maintain the systems set forth in the following (collectively, "Plans") in order to ensure the routine monitoring of the levels of Hazardous Materials which may be present on, under or about the Premises or any part of the Project or properties adjoining or in the vicinity of the Project as the result of the activities of Tenant or Tenant's Agents and to ensure continued compliance with the procedures and regulations concerning the handling, storage, use and disposal of Hazardous Materials: (a) each permit, license or other governmental or regulatory approval with respect to the use of Hazardous Materials, (b) each Hazardous Materials management plan or similar document required by any federal, state, or local governmental or regulatory entity, (c) each plan for handling and disposing of Hazardous Materials necessary to comply with Environmental Laws prepared by or on behalf of Tenant or Tenant's Agents (whether or not required to be submitted to a governmental agency). Tenant shall provide Landlord copies of the foregoing described Plans within five (5) days after each is so issued or is so required to be prepared or is so required to be submitted by Tenant to a governmental agency.

           (4) Not less often than once each calendar quarter during the term of this Lease, Tenant shall provide Landlord with a written report which shall set forth the results of the monitoring of Hazardous Materials during the previous calendar quarter. Landlord may elect (but shall not be obligated) to retain an independent consultant experienced in the use and management of Hazardous Materials for the purpose of reviewing any information received by Landlord in connection with Hazardous Materials. Pursuant to such review, Landlord's consultant may make recommendations in connection with Tenant's control of Hazardous Materials on the Premises, and Tenant shall implement, at Tenant's sole cost, the recommendations of Landlord's consultant relating to Tenant's improper use or management of Hazardous Materials in violation of Environmental Laws. Landlord's failure to appoint any consultant shall not relieve Tenant of any of Tenant's obligations under this Lease relating to Hazardous Materials nor constitute a waiver of Landlord's rights under this Lease.

           (5) Landlord may install permanent or other testing wells or devices at or about the Premises or any part of the Project, and may cause the ground water to be tested to detect the presence of Hazardous Materials at least once every twelve (12) months during the term of this Lease by the use of such wells or devices as are then customarily used for such purposes. If Tenant so requests in writing, Landlord shall supply Tenant with a copy of any such test results. The costs of any such tests, and the installation, maintenance, repair, removal, closure and replacement of such wells or devices shall be an Operating Expense pursuant to Paragraph 3 of this Lease; provided, however, such costs shall be borne solely by Tenant if the same are incurred by Landlord because Tenant is in breach of its obligations under this Paragraph 9(b) or if, following the initiation of such testing, the presence of Hazardous Materials is detected and Tenant or Tenant's Agents are responsible therefor. Tenant's obligations under this Paragraph 9(b)(5) shall survive the expiration or earlier termination of this Lease.

           (6) Landlord and its representative shall have the right, at the following times, to enter the Premises and to: (i) conduct any testing, monitoring and analysis for Hazardous Materials; (ii) review any documents, materials, inventory, financial data or notices or correspondence to or from private parties or governmental or regulatory authorities in connection therewith; and (iii) review all storage, use, transportation and disposal facilities and procedures associated with the storage, use, transportation and disposal of Hazardous Materials provided that Landlord (x) shall comply with all of Tenant's safety procedures, (y) shall not unreasonably interfere with Tenant's operations and (z) shall keep confidential any proprietary testing, processes or research of Tenant of which Tenant has notified Landlord of their confidential and proprietary status (collectively, "Inspection"):

                a. Once every three months for the first twelve (12) months after the Commencement Date and once every twelve (12) months thereafter throughout the term of this Lease.

                b. At any time during the term of this Lease if, in Landlord's reasonable judgment, Tenant is breaching its obligation under this Paragraph 9(b) or is not in compliance with any other provision of this Lease.

           All costs and expenses incurred by Landlord in connection with any Inspection pursuant to this Paragraph 9(b)(6) shall, subject to Paragraph 9(b)(15) below, become due and payable by Tenant as Additional Rent, upon presentation by Landlord of an invoice for up to one such Inspection every twelve (12) month period and additional Inspections as follows: (x) if at the time of such Inspection Tenant is not in compliance with the provisions of this Paragraph 9(b) and (y) in any event to the extent such expenses are related to Tenant's improper use or management of Hazardous Materials in violation of Environmental Laws.

           (7)  Tenant shall give prompt written notice to Landlord of:

                a. any proceeding or inquiry by, notice from, or order of any governmental authority (including, without limitation, the California State Department of Health Services) with respect to the presence of any Hazardous Material on, under or about the Premises or any part of the Project or the migration thereof from or to other property;

                b. all claims made or threatened by any third party against Tenant, the Premises or any part of the Project relating to any loss or injury resulting from any Hazardous Materials; and

                c. any spill, release, discharge or non-routine disposal of Hazardous Materials that occurs with respect to the Premises or operations at the Premises by Tenant or Tenant's Agents;

                d. all matters of which Tenant is required to give notice pursuant to Sections 25249.5 ET SEQ. and 25359.7 of the California Health and Safety Code; and

                e. Tenant's discovery of any occurrence or condition on, under or about the Premises or any part of the Project or any real property adjoining or in the vicinity of the Premises or the Project that could cause the Premises or any part of the Project to be subject to any restrictions on the ownership, occupancy, transferability or use of the Premises or any part of the Project under any Environmental Law, including without limitation, Tenant's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises or the Project that could cause the Premises or any part of the Project to be classified as "border zone property" under the provisions of California Health and Safety Code Sections 25220 ET SEQ. or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Premises or any part of the Project under any Environmental Law.

           (8) Landlord shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions affecting the Premises or any part of the Project initiated in connection with any Environmental Law and have its attorneys' fees in connection therewith paid by Tenant to the extent such fees relate to (w) the violation by Tenant of Environmental Laws, or (x) any third party's allegation of such violation, or (y) any third party's allegation regarding emergency response, clean-up or remediation or right of contribution under any Environmental Laws or any third party's allegation of bodily injury arising from any alleged Release as defined in Paragraph 9(b)(9) below.
In addition, Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, under, or about the Premises or the Project (except in the case where loss of life or substantial property damage is imminent or immediate action is required by any governmental entity, in which event Tenant shall take immediate remedial action), nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises or the Project, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto.

           (9) To the fullest extent permitted by law, Tenant shall protect, defend, indemnify and hold harmless Landlord, its directors, officers, partners, employees, agents, successors and assigns from and against any and all claims, fines, judgments, penalties, losses, damages, costs, expenses or liability (including attorneys' fees and costs) directly or indirectly arising out of or attributable to a Release (defined below), but only to the extent of such activities of Tenant or Tenant's Agents, including, without limitation: (a) all foreseeable consequential damages, including, without limitation, loss of rental income and diminution in property value; (b) the costs of any investigation, monitoring, removal, restoration, abatement, repair, cleanup, detoxification or other ameliorative work of any kind or nature (collectively "Remedial Work") and the preparation and implementation of any closure, remedial or other required plans; (c) any injury to or death of persons or damage to or destruction of property; and (d) any failure of Tenant or Tenant's Agents to observe the foregoing covenants. For purposes of this Paragraph 9(b)(9), "Release" means the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, transportation to or from, or presence of any Hazardous Material on, in or under the Premises or any part of the Project resulting from the acts or omissions of Tenant or Tenant's Agents at the Premises or Project during the period of use or occupancy of the Premises by Tenant or Tenant's Agents. For purposes of this Paragraph 9(b)(9), any acts or omissions of Tenant or Tenant's Agents (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant. Tenant's obligations under this Paragraph 9(b)(9) shall survive the expiration or earlier termination of this Lease.

           In no event shall Landlord be responsible to Tenant for the presence of Hazardous Materials in, on or about the Premises or the Project to the extent caused or contributed to by any third party.

           Tenant shall have no liability for any and all claims, judgments, damages, penalties, fines, liabilities, losses (including, without limitation, diminution in value of the Premises, the Building, the Project, or any portion of any of the foregoing, damages for the loss of or restriction on the use of rentable or usable space), suits, administrative proceedings and costs (including, but not limited to, attorneys' and consultant fees and court costs) (i) arising at any time prior to the term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or under the Premises, the Building, the Project or in any Common Areas or parking lots (to the extent such areas are not considered part of the Premises) or (ii) arising during the term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or under the Premises, the Building, the Project or in any Common Areas or parking lots (to the extent such areas are not considered part of the Premises) as a result (directly or indirectly) of the intentional or negligent acts or omissions of Landlord or any other tenants at the Project; provided, however, that the foregoing does not relieve Tenant of (or diminish) Tenant's obligation to pay Tenant's proportionate share(s) of all costs and expenses includable in Operating Expenses pursuant to Paragraph 3(c)(17).

           (10) Within ninety (90) days following the end of Tenant's fiscal year, Tenant shall provide Landlord with financial statements prepared in accordance with generally accepted accounting principles consistently applied and certified as true and correct by Tenant's independent certified public accountant setting forth Tenant's performance for the applicable fiscal year. As of the execution of this Lease, Tenant's fiscal year ends December 31. Tenant shall provide Landlord with prompt written notice of any change in Tenant's fiscal year. If at any time it reasonably appears to Landlord that Tenant is not maintaining sufficient insurance or is not otherwise financially capable of fulfilling its obligations under this Paragraph 9(b), whether or not such obligations have accrued, become liquidated, conditional or contingent, Tenant shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in forms reasonably acceptable to Landlord, as Landlord may from time to time request.

           (11) Upon any Release (as defined above in Paragraph 9(b)(9)), Tenant shall, subject to Paragraph 9(b)(8), promptly notify Landlord of the Release and shall, at its sole expense and immediately after demand by Landlord, commence to perform and thereafter diligently prosecute to completion such Remedial Work as is necessary to restore the Premises, Project or any other property affected by the Release to the condition existing prior to the use of any Hazardous Materials. All such Remedial Work shall be performed: (a) in conformance with the requirements of all applicable Environmental Laws; (b) by one or more contractors, approved in advance in writing by Landlord; and (c) under the supervision of a consulting engineer approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant including, without limita-tion, the charges of such contractor(s) and/or the consulting engineer and Landlord's reasonable attorneys' fees and costs incurred in connection with the monitoring or review of such Remedial Work. In the event Tenant shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Landlord may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become immediately due and payable by Tenant. Tenant's obligations under this Paragraph 9(b)(11) shall survive the expiration or sooner termination of this Lease.

           (12)  "Hazardous Materials" shall include, without limitation,
(i) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" under all present and future federal, state and local laws (whether under common law, statute, rule, regulation or otherwise) relating to the protection of human health or the environment, including, without limitation, California Senate Bill 245 (Statutes of 1987, Chapter 1302), the Safe Drinking Water and Toxic Enforcement Act of 1986 (commonly known as Proposition 65) and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 ET SEQ., the Resource Conservation and Recovery Act of 1976, 42 U.S.C.
Section 6901 ET SEQ., and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, ET SEQ., all as heretofore and hereafter amended, or in any regulations promulgated pursuant to said laws; (ii) those substances defined as "hazardous wastes" in Section 25117 of the California Health & Safety Code or as "hazardous substances" in Section 25316 of the California Health & Safety Code, or in any regulations promulgated pursuant to said laws; (iii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (SEE, E.G., 40 CFR Part 302 and amendments thereto); (iv) such other substances, materials and wastes which are or become regulated under applicable local, state or federal law or by the United States government or which are or become classified as hazardous or toxic under federal, state or local laws or regulations, including, without limitation, California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations; and
(v) any material, waste or substance which contains petroleum, asbestos or polychlorinated biphenyls, is designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act of 1977, 33 U.S.C. Sections 1251, ET SEQ. (33 U.S.C. ss. 1321) or listed pursuant to Section 307 of the Clean Water Act of 1977 (33 U.S.C. ss. 1317) or contains any flammable, explosive or radioactive material.

           (13) "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, or regulation now in effect or hereafter enacted pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Premises or any part of the Project, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") as amended, 42 U.S.C.
section 9601 ET SEQ, and the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. sections 6901 ET SEQ.

           (14) In addition to Tenant's obligations pursuant to Paragraph 27(b) of this Lease, Tenant shall, on the expiration or sooner termination of this Lease, surrender the Premises to Landlord free of Hazardous Materials used, generated, manufactured, produced, stored, released, discharged or disposed on, in or under the Premises, or transported to or from the Premises, resulting from the acts or omissions of Tenant or Tenant's Agents at the Premises or Project during the period of use or occupancy of the Premises by Tenant or Tenant's Agents. If Tenant fails to so surrender the Premises and the Project, the provisions of Paragraph 9(b)(9) shall apply. Landlord shall have the right, but not the obligation, to appoint a consultant, at Tenant's expense, to conduct an investigation to determine whether any Hazardous Materials are located in or about the Premises or the Project, and to determine the corrective measures required to remove such Hazardous Materials. Tenant, at its expense, shall comply with all recommendations of the consultant. A failure by Landlord to appoint such a consultant shall in no way relieve Tenant of any of Tenant's obligations set forth in this Lease relating to Hazardous Materials, nor constitute a waiver of Landlord's rights under this Lease. Tenant's obligations under this Paragraph 9(b)(14) shall survive the expiration or earlier termination of this Lease.

           (15) Except as otherwise provided in Paragraphs 9(b)(4) (concerning the implementation of consultant recommendations) and 9(b)(11) (concerning the monitoring and review of Remedial Work), all costs incurred by Landlord in retaining a consultant for any purpose contained in this Paragraph 9(b) shall be an Operating Expense under Paragraph 3 of this Lease unless Landlord retains a consultant pursuant to this Paragraph 9(b) and such consultant reasonably determines after appropriate review of information and/or inspection that Tenant is breaching its obligations under this Lease to comply with this Paragraph 9(b), in which event to the extent that the costs and expenses incurred by Landlord in connection with any such review, inspection, and/or implementation of recommendations pursuant to this Paragraph 9(b) relate to the Premises or to Tenant's breach, such costs and expenses shall become due and payable by Tenant as Additional Rent, upon presentation by Landlord of an invoice therefor.

           (16) Upon any violation of any of the foregoing covenants, Landlord shall be entitled to exercise all remedies available to a landlord against a defaulting tenant, including but not limited to those set forth in Paragraph 25(b) of this Lease. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option (i) immediately terminate this Lease, or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant (notwithstanding the expiration of the Term). No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Paragraph 9(b).

      (c) ADA. Tenant acknowledges that the Americans with Disabilities Act of 1990 (as amended and as supplemented by further laws from time to time, the "ADA") imposes certain requirements upon the owners, lessees and operators of commercial facilities and places of public accommodation, including, without limitation, prohibitions on discrimination against any individual on the basis of disability. Accordingly, but without limiting the generality of and in addition to all other requirements under this Lease, Tenant agrees to take all proper and necessary action to cause the Premises to be maintained, used and occupied in compliance with the ADA and, further, to otherwise assume all responsibility to ensure the Premises' continued compliance with all provisions of the ADA throughout the Term.

                            UTILITIES AND SERVICES

PARAGRAPH 10

      (a) PAYMENT BY TENANT. Tenant shall be responsible for and shall pay promptly all charges for gas, electricity, sewer, heat, light, power, telephone, refuse pickup (to be performed on a regularly scheduled basis so that accumulated refuse does not exceed the capacity of Tenant's refuse bins), janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises, together with all taxes thereon. Tenant shall contract directly with the providing companies for such utilities and services.

      (b) NO ABATEMENT OF RENT. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rent by reason of any failure or interruption of any utility or other service furnished to the Premises or the Project. No such failure, stoppage, or interruption of any such utility or service shall constitute an eviction of Tenant or relieve Tenant of the obligation to perform any covenant or agreement of this Lease to be performed by Tenant. In the event of any such failure, stoppage or interruption of the utilities or services to be supplied by Landlord, Landlord shall use good faith efforts to have service promptly resumed. Where the cause of any such failure, stoppage or interruption of such utilities or services is within the control of a public utility or other public or quasi-public entity outside Landlord's control, notification to such utility or entity of such failure, stoppage or interruption and request to remedy the same shall constitute "good faith efforts" by Landlord to have service promptly resumed.

                               RULES AND REGULATIONS

PARAGRAPH 11

      Tenant agrees to abide by all rules and regulations for use of the Premises, the Building, the Phase and the Project imposed by Landlord, as the same may be revised from time to time, including, without limitation, the following: (a) Tenant shall comply with all of the requirements of Landlord's emergency response plan, as the same may be amended from time to time; and (b) Tenant shall not place any furniture, furnishings, fixtures or equipment in the Premises in a manner so as to obstruct the windows of the Premises to cause the Building, in Landlord's good faith determination, to appear unsightly from the exterior. Such rules and regulations are and shall be imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises, the Building, the Phase and the Project and as may be necessary for the enjoyment of the Building and the Project by all tenants and their clients, customers, and employees. Landlord shall not be liable for the failure of any tenant or of the agents or employees of any tenant to conform to such rules and regulations.

                            TAXES ON TENANT'S PROPERTY

PARAGRAPH 12

      Tenant shall be liable for, and shall pay, at least ten (10) days before delinquency, all taxes, levies and assessments levied against any personal property or trade fixtures placed by Tenant in or about the Premises or against the cost or value of any leasehold improvements made in or to the Premises by or for Tenant regardless of whether title to such improvements shall be in Tenant or Landlord. If any such tax, levy or assessment on Tenant's personal property, trade fixtures or leasehold improvements is levied against Landlord or Landlord's property, or if the assessed value of the Building or the Project is increased by the inclusion therein of a value placed upon such personal property, trade fixtures or leasehold improvements of Tenant and if Landlord pays such taxes, levies or assessment based upon such increased assessment (which Landlord shall have the right to do regardless of the validity thereof), Tenant shall upon demand repay to Landlord the amount of such taxes, levies or assessments so levied against Landlord, or the proportion of any taxes, levies or assessments resulting from such increase in assessment. Tenant shall also be liable for and shall upon demand repay to Landlord the amount of any rental, excise, sales, transaction privilege or other tax or levy, however denominated, imposed upon or measured by the rent reserved hereunder or on Landlord's business of leasing the Premises, excepting only net income taxes, franchise taxes and estate, inheritance or gift taxes.

                            FIRE OR CASUALTY

PARAGRAPH 13

      (a) OBLIGATION TO RESTORE. Except as otherwise provided below, in the event the Premises or access thereto is wholly or partially destroyed by fire or other casualty covered by the form of fire and extended coverage insurance maintained by Landlord, Landlord shall rebuild, repair or restore the Premises and access thereto to substantially the same condition as when the same were furnished to Tenant, excluding any improvements installed by Tenant, and this Lease shall continue in full force and effect, except that rent shall abate during the period which, and to the extent to which, any portion of the Premises is untenantable and is not used by Tenant. Notwithstanding the foregoing, in no event shall Landlord be required to expend more than the amount of insurance proceeds received by Landlord in respect of any such casualty in connection with Landlord's restoration of the Premises.

      (b) ELECTION NOT TO RESTORE. In the event that the Building is damaged or destroyed to the extent of more than fifty percent (50%) of its replacement cost or to the extent of more than twenty-five percent (25%) of its replacement cost if the damage or destruction occurs during the last year of the Term or to any extent by a casualty not so covered, or if the buildings at the Project shall be damaged to the extent of fifty percent (50%) or more of the replacement value or to any extent by a casualty not so covered, and regardless of whether or not the Premises be damaged, Landlord may elect by written notice to Tenant given within thirty (30) days after the occurrence of the casualty to terminate this Lease in lieu of so restoring the Premises, in which event this Lease shall terminate as of the date specified in Landlord's notice, which date shall be no later than sixty (60) days following the date of Landlord's notice.

      (c) RESTORATION. Upon the occurrence of a casualty as to which Landlord does not elect to terminate this Lease, Landlord shall, within thirty (30) days after the date of such casualty, or as soon thereafter as reasonably possible, notify Tenant in writing of the time estimated by Landlord to repair or restore the damage caused by such casualty. If Landlord's estimated time to complete such restoration is more than twelve
(12) months from the date of the occurrence and such damage or destruction materially adversely interferes with Tenant's use of the Premises, Tenant may elect to terminate this Lease by written notice to Landlord given within fifteen (15) days after receipt of Landlord's estimate. If Tenant has the right to terminate this Lease and timely and properly exercises such right, this Lease shall terminate on the date of Tenant's notice to Landlord. If Tenant is not entitled to terminate this Lease or if Tenant is so entitled but fails to do so in time and in the manner herein specified, Landlord shall repair or restore the Premises as promptly as practicable and this Lease shall continue in effect. Landlord shall in no event be obligated to make any repairs or replacement of any items other than those items installed by and at the expense of Landlord. If the Premises are rendered totally untenantable, rent shall abate during the period that the Premises remain untenantable and Tenant does not use the Premises. However, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises, for damage to Tenant's personal property in or improvements to the Premises or for any inconvenience or annoyance occasioned by any such destruction, rebuilding or restoration of the Premises or the Building or access thereto. Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and any present or future laws or case decisions to the same effect.

      (d) Landlord, in repairing the Building and the Premises, shall repair any damage to the Building itself, including any damage to the shell of the Premises as existing as of the date hereof, and Tenant shall pay the cost of repairing or replacing the Tenant Improvements in the Premises equal to the value of the Tenant Improvements existing immediately prior to the occurrence of any damage, and with the same kind and quality of Tenant Improvements or such other Tenant Improvements for which Tenant obtains Landlord's prior written approval, and Tenant shall repair or replace all of Tenant's trade fixtures, furnishings, equipment and other personal property. Landlord shall not be required to repair any injury or damage to the personal property of Tenant, or to make any repairs to or replacement of any alterations, additions, improvements or fixtures installed on the Premises by or for Tenant.

                           EMINENT DOMAIN

PARAGRAPH 14

      (a) TERMINATION OF LEASE. In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof, shall be taken by any lawful power or authority by exercise of the right of eminent domain, or shall be sold to prevent such taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority. If at least fifty percent (50%) of the leasable area of Tenant's Phase, or twenty-five percent (25%) of the leasable area of the Project, is taken by any lawful power or authority by exercise of the right of eminent domain, or shall be sold to prevent such taking, Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority. Landlord may, without any obligation to Tenant, agree to sell or convey to the taking authority the Premises, the Building, Tenant's Phase, the Project or any portion thereof sought by the taking authority, free from this Lease and the right of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment.

      (b) PARTIAL TAKING. In the event the amount of property or the type of estate taken shall not substantially interfere with Tenant's use of the Premises, and neither Landlord nor Tenant shall have terminated this Lease pursuant to Paragraph 14(a) above, then Landlord shall promptly restore the Premises to substantially their condition prior to such partial taking and this Lease shall continue in full force and effect except that a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be deprived on account of such taking and restoration.

      (c) AWARDS. Except as expressly provided herein, Tenant shall not because of any taking of all or any portion of the Premises assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award therefor without deduction for any estate or interest of Tenant. Nothing contained in this subparagraph, however, shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority independent of Landlord, and without in any manner interfering with or reducing any claim of Landlord against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

                          ASSIGNMENT AND SUBLETTING

PARAGRAPH 15

      (a) LANDLORD'S CONSENT. Tenant shall not voluntarily or involuntarily assign, sublet, mortgage or otherwise transfer or encumber all or any portion of its interest in this Lease or in the Premises or permit the use of the Premises by any party other than Tenant without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such attempted assignment, subletting, mortgaging, transfer or other encumbering without such consent shall be null and void and of no effect. Without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny any proposed assignment or sublease if (1) the use to be made of the Premises by the proposed assignee or subtenant is not generally consistent with the character and nature of all other tenancies in the Project, or (2) the proposed assignee or subtenant uses Hazardous Materials, or (3) the character, reputation or financial responsibility of the proposed assignee or subtenant is not satisfactory to Landlord or in any event is not at least equal to that which was possessed by Tenant as of the date of execution of this Lease, or (4) the proposed assignee or subtenant is an existing tenant in the Project or is negotiating with Landlord or Landlord's representative, or the owner (or the owner's representative) of any other Phase of the Project, to lease space at the Project, or (5) Tenant is in default hereunder, or a condition exists which, with the passage of time or the giving of notice or both, would constitute such a default.

      (b) NO RELIEF. No permitted assignment, subletting, mortgaging or other encumbering of Tenant's interest in this Lease shall relieve Tenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person other than Tenant shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting, assignment, mortgaging or other encumbering of the Premises. Consent to an assignment, sublease, mortgage or other encumbrance shall not be deemed to constitute consent to any subsequent attempted assignment, sublease, mortgage or other encumbrance.

      (c) NOTICE TO LANDLORD. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (1) the name of the proposed subtenant or assignee, (2) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises, (3) copies of all applicable documentation in connection with the proposed sublease or assignment, and (4) such financial and other information as Landlord may reasonably request concerning the proposed subtenant or assignee.

      (d) CONDITION TO CONSENT. As a condition to Landlord's consent to such assignment or subletting, if the net aggregate rental paid or given by any sublessee or assignee exceeds, on a square foot basis, the amount per square foot payable by Tenant to Landlord for the Premises, then Tenant shall pay to Landlord as additional rental hereunder, monthly as received, fifty percent (50%) of such excess rental. Net aggregate rental as used herein shall mean gross rental and additional consideration of any kind or type received by Tenant with respect to the subleased or assigned premises, less the following actual and documented out-of-pocket costs incurred by Tenant (amortized, in the case of a sublease, over the term of said sublease, on a straight line basis): Tenant's actual costs of any commercially reasonable commission paid by Tenant to a broker independent of Tenant in connection with such sublease or assignment, reasonable legal fees in processing such assignment or subletting, reasonable advertising costs and commercially reasonable costs to remodel or renovate the area subject to such subletting or assignment. "Sublet" and "sublease" shall include a sublease as to which Tenant is sublessor and any sub-sublease or other sub-subtenancy, irrespective of the number of tenancies and tenancy levels between the ultimate occupant and Landlord, as to which Tenant receives any consideration. Tenant shall require on any sublease which it executes that Tenant receive all profit from all sub-subtenancies, irrespective of the number of levels thereof. Any rent or other consideration which is to be passed through to Landlord by Tenant pursuant to this Paragraph 15(d) shall be paid to Landlord promptly upon receipt by Tenant and shall be paid in cash, irrespective of the form in which received by Tenant from any subtenant or assignee. In the event that any rent or other consideration received by Tenant from a subtenant or assignee is in a form other than cash, Tenant shall pay to Landlord in cash the fair value of such consideration.

      (e) LANDLORD'S ELECTION. At any time within thirty (30) days after Landlord's receipt of the information specified in Paragraph 15(c) above, Landlord may by written notice to Tenant elect to (1) consent to the proposed sublease or assignment; (2) sublease the Premises or the portion thereof so proposed to be subleased by Tenant or take an assignment of Tenant's leasehold estate hereunder or such part thereof as shall be specified in such notice to Landlord, in each case upon the same terms stated in this Lease, and concurrently enter into the proposed sublease or assignment to the proposed subtenant or assignee on the same terms as those offered by Tenant, as the case may be; or (3) reasonably withhold its consent to the proposed sublease or assignment.

      (f) NO MERGER. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger but shall, at the option of Landlord, either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of such subleases or subtenancies. If Tenant is a corporation which under the then current guidelines published by the Commissioner of Corporations of the State of California, is not deemed to be a public corporation or is an unincorporated association or partnership, then the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed to be an assignment within the meaning and provisions of this Paragraph 15.

      (g) ASSIGNMENT OF RENT. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this Lease, and Landlord, as assignee and attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligation under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.

      (h) LANDLORD'S COSTS. Tenant agrees to reimburse Landlord for Landlord's costs and attorneys' fees incurred in conjunction with the processing and documentation of any requested assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant's interest in and to the Premises which is submitted for approval to Landlord, whether or not Landlord approves the same.

                                      ACCESS

PARAGRAPH 16

      Landlord reserves and shall at all times have the right to enter the Premises upon twenty-four (24) hours notice (except in case of emergency, when no notice shall be required) to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to submit the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, to use and maintain pipes and conduits in and through the Premises and to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of an eviction of Tenant and without abatement of rent provided that Landlord shall not unreasonably interfere with Tenant's operations and shall comply with all of Tenant's safety procedures. Landlord may, for the purpose of altering, improving or repairing the Premises or any other portion of the Building, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord shall use commercially reasonable efforts where practicable to conduct such entries and activities in a workmanlike manner so as to reasonably minimize interference with Tenant's ability to conduct its business at the Premises and Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby or arising therefrom. Landlord shall have the right at all times to have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, if any. Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency in order to obtain entry to the Premises and any such entry shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises or an eviction of Tenant from the Premises or any portion thereof. No provision of this Paragraph 16 shall be construed as obligating Landlord to perform any repairs, alterations or decoration not otherwise expressly required of Landlord under this Lease.

                 SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

PARAGRAPH 17

      (a)  SUBORDINATION; ATTORNMENT; NONDISTURBANCE; SUPERIORITY.

           (1) SUBORDINATION. Subject to the last sentence of this Paragraph 17(a)(1) and to Paragraph 17(a)(2), this Lease is junior, subject and subordinate to all declarations of restrictions and all mortgages, deeds of trust and other security instruments of any kind now covering the Premises, the Project, or any portion of thereof. Landlord reserves the right to place liens or encumbrances on the Premises, the Project, or any part of or interest in any of the foregoing, and, subject to the last sentence of this Paragraph 17(a), this Lease shall be subject and subordinate to any such liens or encumbrances now or hereafter imposed by Landlord without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing any such subordination of this Lease as may be requested by Landlord. In the event Tenant fails to so execute any such further instrument within ten
(10) business days after demand therefor, Landlord may execute such instrument on behalf of Tenant as Tenant's attorney-in-fact (and Tenant hereby makes, constitutes and irrevocably appoints Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead to execute such instruments) and such failure shall constitute a material breach of this Lease. In the event of the foreclosure of any such lien or encumbrance, Tenant shall attorn to the then owner who owns or acquires title to the Premises or the Project and will recognize such owner as Landlord under this Lease. Tenant hereby waives any right to terminate this Lease because of any such foreclosure. Notwithstanding the foregoing, Tenant agrees that if any holder of a mortgage, deed of trust or other security instrument covering the Premises or the Project desires this Lease to be superior to the lien of such mortgage, deed of trust or security instrument, upon written notice from Landlord or such holder to Tenant indicating such desire, this Lease shall automatically become superior to such mortgage, deed of trust or security instrument and Tenant agrees to execute, promptly upon Landlord's or such holder's demand therefor, such instruments as Landlord or such holder shall reasonably require confirming the priority of this Lease, but Tenant's failure to execute such instrument shall not affect such holder's election to cause this Lease to be superior to such holder's lien.

           (2) NONDISTURBANCE. Notwithstanding any provision of the Lease to the contrary, provided that: (i) Tenant has executed and delivered a subordination, nondisturbance and attornment agreement substantially in the form of EXHIBIT F hereto, with such changes thereto as any mortgagee, trustee, beneficiary or holder of other security interest ("Mortgagee") may reasonably require ("Nondisturbance Agreement") and complies with the provisions thereof, and (ii) Tenant is not in default under this Lease, no foreclosure, sale pursuant to power of sale or conveyance by deed in lieu of foreclosure shall affect Tenant's rights under this Lease, except to the extent provided by such Nondisturbance Agreement. If Tenant fails to execute and deliver any Nondisturbance Agreement within fifteen (15) days of a request therefor from Landlord, Tenant hereby constitutes Landlord as Tenant's attorney-in-fact to execute and deliver such instrument. Landlord's inability to obtain the signature of any Mortgagee on any such Nondisturbance Agreement shall not constitute a default by Landlord under this Lease, but so long as default by Tenant under this Lease is not the reason for Landlord's inability to obtain such signature, any such lessor or Mortgagee shall be deemed to have elected that this Lease be superior to the lease, mortgage or deed of trust in question, and Tenant shall, at the request of such lessor, mortgagee or beneficiary (or purchaser at any sale pursuant to the mortgage or deed of trust), attorn to any such party or enter into a new lease with such party (as Landlord) for the balance of the Term then remaining hereunder upon the same terms and conditions as those herein.

      (b) ESTOPPEL CERTIFICATES. Tenant shall at any time and from time to time, upon not less than three (3) days' prior notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and describing the same), the dates through which the Basic Annual Rent, Additional Rent and all other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default. Any such statement delivered pursuant to this Paragraph 17(b) may be relied upon by any prospective purchaser or encumbrancer (and all successors thereof) of any interest of Landlord in or to Tenant's Phase or the Project and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in any such statement or other estoppel certificate supplied to Landlord by Tenant. Tenant's failure to timely deliver any such statement shall be conclusive upon Tenant that (1) this Lease is in full force and effect, without modification except as may be represented by Landlord, (2) there are no uncured defaults in Landlord's performance, and (3) not more than one month's Basic Annual Rent has been paid in advance.

                               SALE BY LANDLORD

PARAGRAPH 18

      In the event of a sale or conveyance by Landlord of the Premises, such transfer shall operate to release Landlord from any and all liability under this Lease. Subject to the provisions of Paragraph 17 above, Tenant's right to quiet possession of the Premises shall not, however, be disturbed on account of such transfer, so long as Tenant shall pay all rent and observe and perform all provisions of this Lease to be observed and performed by Tenant, unless this Lease is terminated pursuant to specific provisions relating to termination contained in this Lease. If any security deposit has been made by Tenant, Landlord may transfer the then balance of such deposit to Landlord's transferee in connection with the sale or conveyance of the Premises, and thereupon Landlord shall be discharged from any further liability in connection with such deposit.

             NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE

PARAGRAPH 19

      (a) LANDLORD'S NON-LIABILITY. Except to the extent caused solely by the gross active negligence or intentional misconduct of Landlord, Landlord shall not be liable for any injury or damage which may be sustained by any person or any goods, wares, merchandise or other property of Tenant, of Tenant's employees, invitees or customers or of any other person in or about the Premises resulting from any cause whatsoever (including, without limitation, fire, steam, electricity, gas, water, rain or dampness which may occur, leak or flow from or into any part of the Premises or any other place, any breakage, leakage, obstruction or other defect in the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the Premises, theft, explosion or falling plaster). In no event shall Landlord be liable for any damage arising from any act or neglect of any other tenant of the Project or any of their officers, employees, agents, representatives, customers, visitors or invitees, for any damage to Tenant's property entrusted to employees of Landlord or its agents, for any interference with light or other incorporeal hereditaments or for any damage arising from any latent defect in the Premises or the Project.

      (b) INDEMNIFICATION. To the fullest extent permitted by then applicable law, Tenant shall protect, indemnify and hold Landlord harmless from, and defend Landlord against any and all claims, losses, costs, damages, expenses, or liabilities, including, without limitation, attorneys' fees and costs of defense, for any bodily injury or property damage to any person or property whatsoever caused in part or in whole by the act, neglect, fault or omission of Tenant or its assignees, subtenants or agents, of the respective servants, employees or invitees of any of the foregoing persons or of any other persons permitted in the Building or elsewhere in the Project by Tenant or any of such persons; excluding, however, such damage to the extent caused solely by the gross active negligence or intentional misconduct of Landlord. This indemnity shall not require payment by Landlord as a condition precedent to recovery from Tenant.

      (c) TENANT'S INSURANCE. Tenant hereby agrees to maintain in full force and effect at all times during the Term and any other period of its occupancy or possession of the Premises, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance which afford the following coverages: (1) Worker's Compensation and Employer's Liability Insurance to the extent required by then applicable law, (2) Commercial General Liability Insurance (including protective liability coverage on operations of independent contractors engaged in construction, coverage of Tenant's indemnity obligations under this Lease and blanket contractual liability insurance) on an "occurrence" basis against claims for "bodily injury" liability, including, without limitation, bodily injury, death and property damage liability, with a limit of not less than Three Million Dollars ($3,000,000) in the event of "bodily injury" to any number of persons or of damages to property arising out of any single "occurrence," (3) insurance against loss or damage by fire and such other risks and hazards as are insurable under then applicable standard forms of "all risk" fire and extended coverage insurance policies to all of the Tenant Improvements and the personal property, furniture, furnishings and fixtures belonging to Tenant used or located in the Premises for not less than one hundred percent (100%) of the actual replacement value thereof (the proceeds of which insurance, so long as this Lease remains in effect, shall be used to repair or replace such Tenant Improvements, personal property, furnishings and fixtures in the Premises; provided, however, that upon any termination of this Lease pursuant to Paragraph 13 above, all such proceeds to the extent of one hundred percent (100%) of the actual replacement value of such Tenant Improvements shall be the property of Landlord), and (4) business interruption or loss of income insurance in an amount equal to the Basic Annual Rent for a period of at least twelve (12) months commencing with the date of loss (the proceeds of which insurance shall be paid to Landlord to the extent of any abatement of rent under the Lease, but only to the extent that Landlord does not otherwise receive net insurance proceeds for rental loss).

      (d) DEDUCTIBLES. Tenant may, with the prior written consent of Landlord, elect to have reasonable deductibles in connection with the policies of insurance required to be maintained by Tenant under Paragraph 19(c)(3) above.

      (e) CERTIFICATES OF INSURANCE. Tenant shall deliver to Landlord at least thirty (30) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to expiration of each such policy, certificates of insurance from the carrier providing such insurance evidencing the above coverages with limits not less than those specified above. Such certificates, with the exception of worker's compensation, shall designate Landlord, each of its partners, subsidiaries, affiliates, directors, agents and employees, as additional insureds and shall expressly provide that the interest of such persons therein shall not be affected by any breach by Tenant of any policy provision for which such certificates evidence coverage. Further, each such certificate shall expressly provide that no less than thirty (30) days' prior written notice shall be given to Landlord in the event of cancellation of the coverages evidenced by such certificate unless such cancellation is caused by nonpayment of premiums, in which case Landlord shall be given not less than ten (10) days prior written notice. The insurance which Tenant is required to maintain in force and effect under this Paragraph 19 shall be primary insurance as respects Landlord (and any other additional insureds designated by Landlord) and not excess over or contributory with any other available insurance. Certificates of insurance evidencing the liability insurance coverage required under Paragraph 19(c)(2) above shall contain an endorsement providing, in substance, that such insurance as is afforded thereby for the benefit of Landlord (and any other additional insureds designated by Landlord) shall be primary and any insurance carried by Landlord (and any other such additional insureds) shall be excess and not contributory.

      (f) INCREASE IN COVERAGE. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amounts of existing insurance and such other coverages and insurance as Landlord may reasonably require.

      (g) NO CO-INSURANCE. If on account of the failure of Tenant to comply with the provisions of this Paragraph 19, Landlord or any other person is adjudged a co-insurer by its insurance carrier, then any loss or damage which Landlord or such other person shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

      (h) INSURANCE LIMITS. Landlord makes no representation that the limits of liability specified to be carried by Tenant under this Lease are adequate to protect Tenant against Tenant's undertaking under this Lease. In the event Tenant believes that any such required coverage is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate. In no event shall the limits of any coverage maintained by Tenant pursuant to this Paragraph 19 be considered as limiting Tenant's liability under this Lease.

      (i) CONSEQUENTIAL DAMAGES. In no event shall Landlord be liable to Tenant for any damage by reason of loss of profits, business interruption or other consequential damage.

      (j) GENERAL REQUIREMENTS. All insurance required to be carried by Tenant hereunder shall be with companies reasonably acceptable to Landlord. All certificates of insurance delivered by Tenant pursuant to this Paragraph shall contain liability limits not less than those set forth herein, shall list all additional insureds and shall specify all endorsements and special coverages required by this Paragraph. Any insurance required to be maintained by Tenant may be maintained pursuant to so-called "blanket" policies of insurance so long as the Premises are specifically identified therein (by endorsement or otherwise) as included in the coverage provided and such policies otherwise comply with the provisions of this Lease. Within ten (10) days after request by Landlord, Tenant shall deliver to Landlord copies of all polices (and renewals) to be maintained by Tenant hereunder.

                          WAIVER OF SUBROGATION

PARAGRAPH 20

      (a) Without affecting any other rights or remedies hereunder, at law or in equity, Landlord and Tenant each hereby waives all rights of recovery against the other, any other tenant or occupant in the Building or the Project and all officers, employees, agents, representatives, customers and business visitors of such persons for loss of or damage to property at the Project arising from any cause insured against under any policy of all-risk insurance either required to be carried by such waiving party pursuant to the provisions of this Lease or actually carried by such waiving party. The foregoing waiver shall be effective whether or not such waiving party shall actually obtain and maintain the "all risk" insurance required pursuant to this Lease. Tenant shall, upon obtaining the policies of insurance which it is required to maintain under this Lease, give notice to its insurance carriers that the foregoing waiver of subrogation is contained in this Lease.

      (b) In the event either Landlord or Tenant notifies the other that an insurer under any policy described in Paragraph 20(a) above has refused to consent to or permit the waiver of subrogation thereunder in any fashion or has conditioned the same upon the payment of an additional premium, then such waiver shall be of no force or effect with respect to loss or damage covered by such policy during the period commencing five
(5) business days after such other party's receipt of such notice and continuing until such insurer reinstates such consent; provided, however, that if such other party elects to reimburse the notifying party for any required additional premium, the notifying party shall obtain such insurer's consent.

                               ATTORNEYS' FEES

PARAGRAPH 21

      In the event any party to this Lease brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease (including all addenda and exhibits hereto), the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred (including, without limitation, attorneys' fees, expenses and costs of investigation incurred in appellate proceedings or in connection with the enforcement or collection of any judgment obtained in any suit or other proceeding with respect to the subject matter or enforcement of this Lease, costs incurred in establishing any right to indemnification, or in any action or participation, or in connection with, any case or proceeding under Chapters 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Section 101 ET SEQ., or any successor statutes). The parties hereto expressly agree that (i) any attorneys' fees incurred in connection with the enforcement or collection of any judgment obtained in any suit or other proceeding with respect to the subject matter or enforcement of this Lease shall be recoverable as a separate item, (ii) the provisions of this Paragraph 21 shall survive the entry of any judgment with respect to the subject matter or enforcement of this Lease, and (iii) the provisions of this Paragraph 21 will not merge, or be deemed to have merged, into any such judgment.

                                      WAIVER

PARAGRAPH 22

      No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the Term, including, without limitation, Tenant's delivery of the keys to the Premises to any employee or agent of Landlord, shall operate as or be deemed to be a termination of this Lease, a surrender of the Premises or an acceptance of a surrender of the Premises unless expressly stated in a writing signed by Landlord. The acceptance of any rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord. The acceptance of any payment from a debtor-in-possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not constitute a waiver of or cure a default under Paragraphs 15 or 24 hereof.

                                   NOTICES

PARAGRAPH 23

      (a) Any notice required by law to be given by Landlord to Tenant as a condition to the filing of an action alleging an unlawful detainer of the Premises, including, without limitation, any three (3) days' notice under Section 1161(2) or (3) of the California Code of Civil Procedure, and any service of process made by Landlord in connection with any action arising out of or related to this Lease or the Premises shall be effective only if in writing and either sent by registered or certified mail, return receipt requested, or delivered personally to Tenant either (1) at the Premises, or (2) at any place where Tenant or any agent or employee of Tenant may be found.

      (b) Except as otherwise expressly provided in this Lease, any notice, demand, request or other communication not described in (a) above given or required to be given by Landlord hereunder shall be effective only if in writing and either sent by registered or certified mail, return receipt requested, or by recognized overnight courier or delivered personally to each of the following:

                  Advanced Polymer Systems
                  123 Saginaw Drive
                  Redwood City, California 94063

      (c) Except as otherwise expressly provided in this Lease, any notice, demand, request or other communication given or required to be given by Tenant hereunder shall be effective only if in writing and either sent by registered or certified mail, return receipt requested, or by recognized overnight courier or delivered personally to each of the following:

           (1)   METROPOLITAN LIFE INSURANCE COMPANY
                 101 Lincoln Centre Drive, Sixth Floor
                 Foster City, California 94404
                 Attention:  Vice President

           (2)   METROPOLITAN LIFE INSURANCE COMPANY
                 101 Lincoln Centre Drive, Sixth Floor
                 Foster City, California 94404
                 Attention:  Associate General Counsel

           (3)   INSIGNIA COMMERCIAL GROUP, INC.
                 Three Lagoon Drive, Suite 100
                 Redwood City, California 94065
                 Attention:  Property Manager, Seaport Centre

      (d) Tenant and Landlord may designate new addresses for notice for the purposes of (b) or (c) above (however, in no event may any party have more than four (4) separate designations at any one time) by notice given to the other in accordance with the provisions of this Paragraph 23.

      (e) Any notice hereunder shall be deemed effectively given upon its delivery or the addressee's refusal to accept delivery as indicated by the person attempting such personal delivery, by the applicable return receipt, if sent by registered or certified mail, or by similar advice from the recognized courier company, as the case may be.

                                INSOLVENCY OR BANKRUPTCY

PARAGRAPH 24

      (a) PRIOR TO TERM. If at any time prior to the date herein fixed as the commencement of the Term there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors (collectively, an "Insolvency Event"), this Lease shall IPSO FACTO be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or by an order of any court shall be entitled to possession of the Premises and Landlord, in addition to the other rights and remedies given by Paragraph 25(b) hereof or by virtue of any other provision in this Lease contained or by virtue of any statute or rule of law, may retain as damages any rent, security, deposit or moneys received by it from Tenant or others on behalf of Tenant.

      (b) NO ASSIGNMENT. In no event shall this Lease be assigned or assignable by operation of law and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency or reorganization proceeding.

                                   DEFAULT

PARAGRAPH 25

      (a) DEFAULT BY TENANT. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

           (1) Any failure by Tenant to pay rent or to make any other payment required to be made by Tenant hereunder at the time specified for payment.

           (2) Any abandonment or vacation of the Premises by Tenant without payment of rent in full.

           (3) Any warranty, representation or statement made or furnished by Tenant to Landlord at any time in connection with this Lease or any other agreement to which Tenant and Landlord are parties is determined to have been false or misleading in any material respect when made or furnished.

           (4) Any attempted assignment, sublease, mortgage or encumbrance in violation of Paragraph 15 above.

           (5) The occurrence of any Insolvency Event filed against Tenant by a third party other than Landlord which is not dismissed within thirty (30) days after such occurrence or the occurrence of any other Insolvency Event.

           (6) Any failure by Tenant to observe and perform any other provision of this Lease (or of the addenda attached hereto) to be observed or performed by Tenant, where such failure continues for fifteen (15) days (except where a different period is specified in this Lease or in the addenda) after written notice thereof by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 ET SEQ. of the California Code of Civil Procedure, and provided, further, that if the nature of such default is such that the same cannot reasonably be cured within such fifteen (15) day period, Tenant shall not be deemed to be default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; but in no event shall any such cure period exceed ninety (90) days in the aggregate.

      (b) REMEDIES. In the event of any such default by Tenant, then in addition to all other remedies available to Landlord at law or in equity:

           (1) Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of such intention to terminate, in which event Landlord may recover from Tenant all of the following: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves reasonably could have been avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves reasonably could be avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; plus (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. As used in (i) and (ii) above, the "worth at the time of award" shall be computed by allowing interest at the rate specified in Paragraph 36(a) below and as used in (iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

           (2) Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

           (3) In the event Landlord elects to re-enter the Premises under (2) above or takes possession of the Premises pursuant to any proceeding or notice provided by law or Tenant vacates or abandons the Premises, but Landlord does not elect to terminate this Lease as provided in this Paragraph 25, Landlord may from time to time without terminating this Lease either recover from Tenant all rent as it becomes due or relet the Premises or any part thereof upon such terms and conditions as Landlord in its sole discretion may deem advisable, with the right of Landlord to make alterations and repairs to the Premises. In the event of any such reletting, rental and other charges received by Landlord therefrom shall be applied in the following order: (i) to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord,
(ii) to the payment of all costs of such reletting, (iii) to the payment of the cost of any alterations and repairs to the Premises, and (iv) to the payment of rent and other charges due and unpaid hereunder. The residue, if any, shall be held by Landlord and applied in payment of future rent and other charges due hereunder, as the same may become due. In the event the rental and other charges received by Landlord from such reletting are at any time less than the then aggregate of (i) through (iv) above, Tenant shall pay such deficiency to Landlord immediately upon demand therefor, but not more often than monthly.

           (4) No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention shall be given to Tenant or unless such termination shall be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

           (5) In any action for unlawful detainer commenced by Landlord against Tenant by reason of any default hereunder, the reasonable rental value of the Premises for the period of the unlawful detainer shall be the amount of rent reserved in this Lease for such period, unless Landlord or Tenant shall prove to the contrary by competent evidence. The rights and remedies reserved to Landlord herein, including those not specifically described, shall be cumulative and, except as otherwise provided by then applicable California law, Landlord may pursue any or all of such rights and remedies at the same time or otherwise.

           (6) Provided that Landlord serves notice in accordance with the provisions of this Paragraph 25 and Paragraph 23 above, Tenant hereby waives any notice required by Section 1161 of the California Code of Civil Procedure.

      (c) DEFAULT BY LANDLORD. Landlord shall not be in default or breach of this Lease unless Landlord fails to observe or perform an obligation required under this Lease to be observed or performed by Landlord and such failure continues for thirty (30) days (except where a different period is specified in this Lease) after written notice thereof by Tenant to Landlord; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Landlord shall not be deemed to be default if Landlord shall within such period commence such cure and thereafter diligently prosecute the same to completion.

                                   HOLDING OVER

PARAGRAPH 26

      If Tenant holds over after the expiration or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a tenant at sufferance only at either the then prevailing market rate, as determined by Landlord in its sole and absolute discretion, for the Premises or, at Landlord's option, one hundred and fifty percent (150%) of the Basic Annual Rental, in each case in effect upon the date of such expiration or earlier termination (subject to such adjustments as may be provided for in Paragraph 2 above and prorated on a daily basis) and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal of this Lease. The foregoing provisions of this Paragraph are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law, including without limitation Landlord's right to receive damages, consequential and direct, sustained by reason of Tenant's retention of possession.

                              CONDITION OF PREMISES

PARAGRAPH 27

      (a) PRESMISES LEASED "AS-IS". Tenant acknowledges and agrees that except as may be expressly specifically provided herein, if at all: (i) Tenant has been afforded ample opportunity to inspect the Premises and the Building, and has investigated their condition to the extent Tenant desires to do so; (ii) Tenant is leasing the Premises in its "AS-IS" condition; (iii) no representation regarding the condition of the Premises or the Building has been made by or on behalf of Landlord; (iv) Landlord has no obligation to remodel or to make any repairs, alterations or improvements to the Premises in connection with Tenant's initial occupancy; (v) any repairs, alterations or improvements to the Premises in connection with Tenant's initial occupancy shall be Tenant's responsibility and subject to the Construction Addendum, except to the extent of any Tenant Improvement Allowance from Landlord pursuant to the Construction Addendum.

      (b) SURRENDER OF PREMISES. Upon the expiration or early termination of this Lease, Tenant shall surrender the Premises to Landlord in safe, clean and good condition (except for ordinary wear and tear associated with normal office use) and free of Hazardous Materials as provided in Paragraph 9(b)(14) above. Tenant shall remove all of its personal property as of the expiration date or termination date, as the case may be. In addition, at Landlord's option, Landlord may require Tenant to remove all alterations installed by Tenant or for Tenant's benefit at the Premises except the initial Tenant Improvements approved by Landlord pursuant to the Construction Addendum. If Tenant shall remove or restore any such property or alterations, Tenant shall repair any damage
arising from such removal.   The terms of this Paragraph 27(b) shall
survive the expiration or earlier termination of this Lease.

                              QUIET POSSESSION

PARAGRAPH 28

      Upon Tenant's paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term, subject to all the provisions of this Lease.

                               NOTICE OF DAMAGE

PARAGRAPH 29

      Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or at the Project or of any defects discovered therein or in their fixtures or equipment.

                               GOVERNING LAW

PARAGRAPH 30

      This Lease shall be governed by, and construed in accordance with the laws of the State of California.

                          COMMON FACILITIES; PARKING

PARAGRAPH 31

      (a) RIGHT TO USE COMMON FACILITIES. Tenant shall have the non-exclusive right, in common with others, to the use of any common entrances, ramps, drives and similar access and serviceways and other common facilities in the Project. The rights of Tenant hereunder in and to the common facilities shall at all times be subject to the rights of Landlord and other tenants and owners in the Project who use the same in common with Tenant, and it shall be the duty of Tenant to keep all the common facilities free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operations. Tenant shall not use the common areas of the Building or the Project, including, without limitation, the Building's electrical room, parking lot or trash enclosures, for storage purposes. Nothing herein shall affect the right of Landlord at any time to remove any persons not authorized to use the common facilities from such facilities or to prevent the use of such facilities by unauthorized persons.

      (b) CHANGES IN COMMON FACILITIES. Landlord reserves the right, at any time and from time to time to (i) make alterations in or additions to the common areas or facilities of the Project, including, without limitation, constructing new buildings or changing the location, size, shape or number of the driveways, entrances, parking spaces, parking areas, loading and unloading areas, landscape areas and walkways, (ii) designate property to be included in or eliminate property from the common areas or facilities of the Project, (iii) close temporarily any of the common areas or facilities of the Project for maintenance purposes, and
(4) use the common areas and facilities of the Project while engaged in making alterations in or additions and repairs to the Project; provided, however, that reasonable access to the Premises and parking at or near the Project remains available.

      (c) PARKING. Landlord shall make available to Tenant, and Tenant shall have the right to use, throughout the term of the Lease the number of parking spaces indicated on Item 14 of the Basic Lease Provisions on an unassigned basis on that portion of the Project designated by Landlord from time to time for parking. The parking spaces shall be used for parking only by vehicles no larger than full-sized passenger automobiles or pick-up trucks, and Tenant shall park no vehicles at the Project overnight. Landlord shall have the right to impose rules and regulations on parking at the Project. Landlord shall also have the right, in addition to all other rights and remedies that it may have under this Lease, to remove or tow away a vehicle which is in violation of Landlord's rules, without prior notice to Tenant, and Tenant shall pay the cost thereof to Landlord within ten (10) days after notice from Landlord to Tenant. Upon any sale by Landlord of any building located at the Project, Landlord shall have the right to alter the parking area.

                                   SIGNAGE

PARAGRAPH 32

      Tenant shall not install any signage within the Project, the Building or the Premises without obtaining the prior written approval of Landlord, and Tenant shall be responsible for the maintenance of any such signage installed by Tenant. Any such signage shall comply with Landlord's current Project signage criteria and all applicable governmental requirements.

                            SUCCESSORS AND ASSIGNS

PARAGRAPH 33

      Except as otherwise provided in this Lease, and subject to the terms of Paragraph 15 above, all of the covenants, conditions, and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

                                      BROKERS

PARAGRAPH 34

      Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the broker named in Item 12 of the Basic Lease Provisions as the "Cooperating Broker", and that it knows of no other real estate broker or agent who is or might be entitled to a commission or finder's or similar fee in connection with this Lease excepting only the broker named in Item 11 of the Basic Lease Provisions as the "Listing Broker". Tenant agrees to indemnify, protect, defend and hold Landlord harmless from and against any and all costs, expenses and liabilities for any compensation claimed by the Cooperating Broker in excess of the maximum commission previously disclosed in writing to Landlord or claimed by any other broker, finder or agent in connection with the negotiation of this Lease other than brokers claiming solely through Landlord.

                                  NAME

PARAGRAPH 35

      Tenant shall not, without the prior written consent of Landlord, use the name of the Building or the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises and in no event shall Tenant acquire any rights in or to such names.

                         EXAMINATION OF LEASE

PARAGRAPH 36

      Submission of this Lease for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

                 INTEREST ON TENANT'S OBLIGATIONS; LATE CHARGE

PARAGRAPH 37

      (a) Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the lesser of eighteen percent (18%) per annum or the maximum rate then permitted by law in this context from the date such payment is due until paid. The rate so determined shall continue in effect following any default by Tenant pursuant to this Lease. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

      (b) In the event Landlord does not receive any installment of rent due under this Lease within three (3) business days after the date such installment is due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of rent. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant and that such late charge shall be paid to Landlord as liquidated damages for each delinquent payment pursuant to Section 1671 of the California Civil Code. The parties further agree that the payment of late charges and the payment of interest provided for in Paragraph 36(a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

                                     TIME

PARAGRAPH 38

      Time is and shall be of the essence of this Lease and each and all of its provisions.

                    DEFINED TERMS AND MARGINAL HEADINGS

PARAGRAPH 39

      The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If more than one person is named as Tenant under this Lease, the obligations of such persons shall be joint and several. Whenever under the provisions of this Lease Landlord is required or agrees to take certain action, Landlord's obligation to do so shall be deemed fulfilled if Landlord causes such action to be taken by any other person. The marginal headings and titles to the Paragraphs and other divisions of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

                      PRIOR AGREEMENTS; SEVERABILITY

PARAGRAPH 40

      This Lease, including all of the Addenda and Exhibits attached hereto, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. If any term or provision of this Lease the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                         CORPORATE AUTHORITY

PARAGRAPH 41

      Each individual executing this Lease on behalf of Landlord and Tenant represents and warrants that (a) such individual has full power and authority to execute this Lease on behalf of its party, and (b) the execution and delivery of this Lease have been duly authorized by such party. If Tenant is a corporation Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of Tenant authorizing or ratifying the execution of this Lease.

                   NO LIGHT, AIR OR VIEW EASEMENTS

PARAGRAPH 42

      Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building or the Project shall in no way affect this Lease or impose any liability on Landlord.

                           LANDLORD'S APPROVALS

PARAGRAPH 43

      In no event shall the review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease be deemed to be an approval of or representation or warranty as to the adequacy, accuracy, sufficiency or soundness of any such item or the quality or suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord shall be for the sole purpose of protecting Landlord's interests in the Building and the Project and under this Lease and no third parties shall have any rights pursuant thereto.

                           EXERCISE FACILITY

PARAGRAPH 44

      Tenant agrees to inform all employees of Tenant of the following:
(i) the exercise facility is available for the use of the employees of tenants of the Project only and for no other person; (ii) use of the facility is at the risk of Tenant or Tenant's employees, and all users must sign a release; (iii) the facility is unsupervised; and (iv) users of the facility must report any needed equipment maintenance or any unsafe conditions to the Landlord immediately. Landlord may discontinue providing such facility at Landlord's sole option at any time without incurring any liability. As a condition to the use of the exercise facility, Tenant and each of Tenant's employees that uses the exercise facility shall first sign a written release in form and substance acceptable to Landlord. Landlord may change the rules and/or hours of the exercise facility at any time, and Landlord reserves the right to deny access to the exercise facility to anyone due to misuse of the facility or noncompliance with rules and regulations of the facility. Tenant will indemnify, defend and hold harmless Landlord from any claims, liabilities or damages resulting from use of the exercise facility in the Project by Tenant, Tenant's employees or invitees except to the extent caused by Landlord's gross active negligence or intentional misconduct.

                               MISCELLANEOUS

PARAGRAPH 45

      (a) At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within five (5) days after written demand from Landlord to Tenant, any quitclaim deed or other document as may be reasonably requested by any title insurance company to remove this Lease as a matter affecting title to the Premises.

      (b) Tenant acknowledges that the liability of Landlord with respect to its obligations pursuant to this Lease is limited to Landlord's equity interest in the Building. Tenant shall look solely to Landlord's equity interest in the Building to satisfy any claim or judgment against or any liability or obligation of Landlord to Tenant. No recourse shall be had by Tenant against Landlord or the assets of Landlord (other than the equity interest of Landlord in the Building) to satisfy any claim or judgment of Tenant against Landlord or any obligation or liability of Landlord to Tenant.

                          WAIVER OF JURY TRIAL

PARAGRAPH 46

      Landlord and Tenant (including any assignee, successor or personal representative of such party) HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect. Neither party will seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND EACH PARTY HAS RECEIVED THE ADVICE OF COUNSEL WITH RESPECT TO SUCH WAIVER. IT IS THE INTENTION OF THE PARTIES THAT THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. BY EXECUTING THIS LEASE, LANDLORD AND TENANT AGREE THAT THIS PROVISION MAY BE FILED BY ANY PARTY HERETO WITH THE CLERK OR JUDGE BEFORE WHOM ANY ACTION IS INSTITUTED, WHICH FILING SHALL CONSTITUTE THE WRITTEN CONSENT TO A WAIVER OF JURY TRIAL REQUIRED PURSUANT TO AND IN ACCORDANCE WITH SECTION 631 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.


      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first set forth on page 1 hereof.


LANDLORD:                                      TENANT:

METROPOLITAN LIFE INSURANCE                    ADVANCED POLYMER SYSTEMS,
COMPANY, a New York corporation                a Delaware corporation


By:  /s/Edward J. Hayes                       By:  /s/Michael O'Connell
    -------------------------                      --------------------
Its: Assistant Vice President                 Its:  Executive VP/CFO
     ------------------------                      --------------------

                                EXHIBIT A

                          SITE PLAN OF PROJECT

This exhibit includes a map of the Project.

                               EXHIBIT B

                         SITE PLAN OF PREMISES

This exhibit includes a floor plan of the premises.

                              EXHIBIT C

                      CONFIRMATION OF LEASE TERM



      THIS MEMORANDUM is made as of ____________________, 1997, between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Landlord"), and ADVANCED POLYMER SYSTEMS, a Delaware corporation ("Tenant"), who entered into a lease dated for reference purposes as of November 7, 1997, covering certain premises located at Seaport Centre, Redwood City, California, which premises are commonly known as 123 Saginaw Drive. Redwood City, California. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

      1. The parties to this Memorandum hereby agree that the date of _________________, 19___ is the "Commencement Date" of the Term and that
_______________, 19___ is the "Expiration Date" of the Term.

      2.   Tenant hereby confirms the following:

           (a) That it has accepted possession of the Premises pursuant to the terms of the Lease;

           (b) That Landlord has fulfilled all of its duties of an inducement nature;

           (c) That the Lease has not been modified, altered or amended, except as follows:

                 ________________________________________________
                 ________________________________________________
                 ________________________________________________

           (d) That there are no offsets or credits against rentals, nor has any security deposit been paid except as provided pursuant to the terms of the Lease; and

           (e)   That the Lease is in full force and effect.


      IN WITNESS WHEREOF, the parties hereto have executed this Confirmation of Lease Term as of the date first set forth above.

LANDLORD:                                 TENANT:

METROPOLITAN LIFE INSURANCE               ADVANCED POLYMER SYSTEMS,
COMPANY, a New York corporation           a Delaware corporation


By:                                       By:
    -------------------------                 ------------------------

Its:                                     Its:
     ------------------------                 -------------------------

                              EXHIBIT D

                       PERMITTED HAZARDOUS MATERIALS

This exhibit includes a table listing of permitted hazardous materials.

                                EXHIBIT E

This exhibit is not used.

                                 EXHIBIT F

        FORM OF SUBORDINATION, NONDISTURBANCE & ATTORNMENT AGREEMENT

RECORDING REQUESTED
BY AND WHEN
RECORDED RETURN TO:

____________________, Esq.
____________________
____________________
____________________









                           SUBORDINATION,
                           NONDISTURBANCE
                      AND ATTORNMENT AGREEMENT


NOTICE: THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

                            DEFINED TERMS
Execution Date:
Beneficiary & Address:



Attn.:
with a copy to:


Tenant & Address:


Landlord & Address:


Loan: A first mortgage loan in the original principal amount of $
     from Beneficiary to Landlord.
Note: A Promissory Note executed by Landlord in favor of Beneficiary in the amount of the Loan dated as of

Deed of Trust: A Deed of Trust, Security Agreement and Fixture Filing
dated as of
executed by Landlord, to                     as Trustee, for the benefit
of Beneficiary securing repayment of the Note to be recorded in the records of the County in which the Property is located.

Lease and Lease Date:  The lease entered into by Landlord and Tenant dated
as of                     covering the Premises.
[Add amendments]
Property:  [Property Name]
           [Street Address 1]
           [City, State, Zip]

           The Property is more particularly described on Exhibit A.

           THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made by and among Tenant, Landlord, and Beneficiary and affects the Property described in Exhibit A. Certain terms used in this Agreement are defined in the Defined Terms. This Agreement is entered into as of the Execution Date with reference to the following facts:

           A. Landlord and Tenant have entered into the Lease covering certain space in the improvements located in and upon the Property (the "Premises").

           B. Beneficiary has made or is making the Loan to Landlord evidenced by the Note. The Note is secured, among other documents, by the Deed of Trust.

           C. Landlord, Tenant and Beneficiary all wish to subordinate the Lease to the lien of the Deed of Trust.

           D. Tenant has requested that Beneficiary agree not to disturb Tenant's rights in the Premises pursuant to the Lease in the event Beneficiary forecloses the Deed of Trust, or acquires the Property pursuant to the trustee's power of sale contained in the Deed of Trust or receives a transfer of the Property by a conveyance in lieu of foreclosure of the Property (collectively, a "Foreclosure Sale") but only if Tenant is not then in default under the Lease and Tenant attorns to Beneficiary or a third party purchaser at the Foreclosure Sale (a "Foreclosure Purchaser").

           NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

           1. Subordination. The Lease and the leasehold estate created by the Lease and all of Tenant's rights under the Lease are and shall remain subordinate to the Deed of Trust and the lien of the Deed of Trust, to all rights of Beneficiary under the Deed of Trust and to all renewals, amendments, modifications and extensions of the Deed of Trust.

           2. Acknowledgments by Tenant. Tenant agrees that: (a) Tenant has notice that the Lease and the rent and all other sums due under the Lease have been or are to be assigned to Beneficiary as security for the Loan. In the event that Beneficiary notifies Tenant of a default under the Deed of Trust and requests Tenant to pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall pay such sums directly to Beneficiary or as Beneficiary may otherwise request. (b) Tenant shall send a copy of any notice or statement under the Lease to Beneficiary at the same time Tenant sends such notice or statement to Landlord. (c) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement.

           3.   Foreclosure and Sale.  In the event of a Foreclosure Sale,

                (a) So long as Tenant complies with this Agreement and is not in default under any of the provisions of the Lease, the Lease shall continue in full force and effect as a direct lease between Beneficiary and Tenant, and Beneficiary will not disturb the possession of Tenant, subject to this Agreement. Tenant agrees to attorn to and accept Beneficiary as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease. Upon Beneficiary's acquisition of title to the Property, Beneficiary will perform all of the obligations imposed on the Landlord by the Lease except as set forth in this Agreement; provided, however, that Beneficiary shall not be: (i) liable for any act or omission of a prior landlord (including Landlord); or (ii) subject to any offsets that Tenant might have against any prior landlord (including Landlord); or (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other sum that Tenant may have paid in advance to any prior landlord (including Landlord); or (iv) bound by any amendment, modification, assignment or termination of the Lease made without the written consent of Beneficiary; (v) obligated or liable with respect to any representations or warranties contained in the Lease; (vi) liable to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property which is not entered into by Beneficiary; or (vii) subject to any defenses that Tenant might have against any prior landlord (including Landlord) except:

                (x) after foreclosure, to the extent of a failure by Beneficiary, after notice and expiration of any grace or cure period applicable to a landlord default, to cure a continuing condition of default of landlord under the Lease which is capable of cure by Beneficiary; and

(y) before foreclosure, if landlord shall have failed to cure a default of landlord within the time provided for in the Lease, and if Beneficiary has failed to cure such default within an additional thirty (30) days after receipt of notice thereof, or if such default cannot be cured within that time, then within such additional time as may be necessary, if, within such thirty (30) days, Beneficiary has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the Property, if necessary to effect such cure), and such period of time shall be extended by any period within which Beneficiary is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Property by reason of landlord's bankruptcy, and until the time allowed as aforesaid for Beneficiary to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate the Lease on account of default.

                (b) Upon the written request of Bene-ficiary after a Foreclosure Sale, the parties shall execute a lease of the Premises upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease.

           4. Subordination and Release of Purchase Options. Lessee represents that it has no right or option of any nature to purchase the Property or any portion of the Property or any interest in the Borrower. To the extent Tenant has or acquires any such right or option, these rights or options are acknowledged to be subject and subordinate to the Mortgage and are waived and released as to Beneficiary and any Foreclosure Purchaser.

           5. Acknowledgment by Landlord. In the event of a default under the Deed of Trust, at the election of Beneficiary, Tenant shall and is directed to pay all rent and all other sums due under the Lease to Beneficiary.

           6. Construction of Improvements. Beneficiary shall not have any obligation or incur any liability with respect to the completion of the improvements in which the Premises are located at the commencement of the term of the Lease.

           7. Notice. All notices under this Agreement shall be deemed to have been properly given if delivered by overnight courier service or mailed by United States certified mail, with return receipt requested, postage prepaid to the party receiving the notice at its address set forth in the Defined Terms (or at such other address as shall be given in writing by such party to the other parties) and shall be deemed complete upon receipt or refusal of delivery.

           8. Miscellaneous. Beneficiary shall not be subject to any provision of the Lease that is incon-sistent with this Agreement. Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien or the provisions of the Deed of Trust. This Agreement shall be governed by and construed in accordance with the laws of the State of in which the Property is located.

           9. Liability and Successors and Assigns. In the event that Beneficiary acquires title to the Premises or the Property, Beneficiary shall have no obligation nor incur any liability beyond Beneficiary's then equity interest in the building in which the Premises is located, and Tenant shall look solely to such equity interest for the payment and performance of any obligations imposed upon Beneficiary under this Agreement or under the Lease. This Agreement shall run with the land and shall inure to the benefit of the parties and, their respective successors and permitted assigns including a Foreclosure Purchaser. If a Foreclosure Purchaser acquires the Property or if Beneficiary assigns or transfers its interest in the Note and Deed of Trust or the Property, all obligations and liabilities of Beneficiary under this Agreement shall terminate and be the responsibility of the Foreclosure Purchaser or other party to whom Beneficiary's interest is assigned or transferred. The interest of Tenant under this Agreement may not be assigned or transferred except in connection with an assignment of its interest in the Lease which has been consented to by Beneficiary.

           IN WITNESS WHEREOF, the parties have executed this Subordination, Nondisturbance and Attornment Agreement as of the Execution Date.

NOTICE:    THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
CONTAINS PROVISIONS WHICH ALLOW THE PERSON OBLIGATED ON THE LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOS-ES THAN IMPROVEMENT OF THE PROPERTY.

IT IS RECOMMENDED THAT THE PARTIES CONSULT WITH THEIR ATTORNEYS PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT.


BENEFICIARY:                   ___________________________________,
                               a _________________________________


                               By ________________________________,
                               Its ________________________________


TENANT:                        ___________________________________,
                               a _________________________________


                               By ________________________________
                               Its ________________________________


LANDLORD:                      __________________________________,
                               a _________________________________


                               By ________________________________,
                               Its ________________________________

      EXHIBIT A OF SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

                             PROPERTY DESCRIPTION

State of _____________

County of ____________


On ______________, 199_ before me, ____________________, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


WITNESS my hand and official seal.


Signature ________________________________          (Seal)





            ***************************************************

State of _____________

County of ____________


On ______________, 199_ before me, ____________________, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


WITNESS my hand and official seal.


Signature ________________________________          (Seal)





            ***************************************************

State of _____________

County of ____________


On ______________, 199_ before me, ____________________, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


WITNESS my hand and official seal.


Signature ________________________________          (Seal)

                             RIDER TO LEASE
                         ADDITIONAL PROVISIONS

      This Rider to Lease ("Rider") is attached to and a part of a certain Lease dated as of November 7, 1997 executed concurrently herewith by METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, as Landlord, and ADVANCED POLYMER SYSTEMS, a Delaware corporation (for purposes of this Rider, "Advanced Polymer" or "Tenant"), as Tenant, for the Premises as described therein (the "Lease").

SECTION 1.  DEFINED TERMS; FORCE AND EFFECT

Capitalized terms used in this Rider shall have the same meanings set forth in the Lease except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation. This Rider forms a part of the Lease and is being entered into as an additional consideration for this Lease. Without limiting the generality of the foregoing, any default by any party hereunder shall have the same force and effect as a default under the Lease. Should any inconsistency arise between this Rider and any other provision of the Lease as to the specific matters which are the subject of this Rider, the terms and conditions of this Rider shall control.

SECTION 2.  CONDITION PRECEDENT TO LEASE.

This Lease and the obligations of each party hereunder are expressly subject to the condition precedent of Landlord successfully entering into and obtaining a legally binding written agreement with The 3DO Company ("3DO") modifying 3DO's pre-existing lease of the Premises to provide for 3DO's surrender of possession of the Premises and termination of 3DO's rights to the Premises satisfactory in all respects in form and substance to Landlord, in Landlord's sole discretion (the "3DO Surrender Agreement"). If such condition precedent is not satisfied or waived in writing by Landlord in its sole discretion, this Lease shall be null and void, and of no force or effect. Landlord shall give Tenant written notice (by telecopy or by any other means permitted by the Lease) of the satisfaction of this condition precedent or shall notify Tenant of the satisfaction of this condition precedent by delivering to Tenant the keys and possession of the Premises.

SECTION 3.  OPTION TO EXTEND.

      (a) Landlord hereby grants Tenant a single option to extend the initial Term of the Lease for an additional period of five (5) years (such period may be referred to as the "Option Term"), as to the entire Premises as it may then exist, upon and subject to the terms and conditions of this Section (the "Option To Extend"), and provided that at the time of exercise of such right: (i) Tenant must be in occupancy of the entire Premises; and (ii) there has been no material adverse change in Tenant's financial position from such position as of the date of execution of the Lease, as certified by Tenant's independent certified public accountants, and as supported by Tenant's certified financial statements, copies of which shall be delivered to Landlord with Tenant's written notice exercising its right hereunder.

      (b) Tenant's election (the "Election Notice") to exercise the Option To Extend must be given to Landlord in writing no earlier than the date which is two hundred and seventy (270) days before the Expiration Date and no later than the date which is one hundred and eighty (180) days prior to the Expiration Date. If Tenant either fails or elects not to exercise its Option to Extend by not timely giving its Election Notice, then the Option to Extend shall be null and void.

      (c) The Option Term shall commence immediately after the expiration of the initial Term of the Lease. Tenant's leasing of the Premises during the Option Term shall be upon and subject to the same terms and conditions contained in the Lease except that (i) the Basic Annual Rent pursuant to the Lease shall be amended to equal the "Option Term Basic Annual Rent", defined and determined in the manner set forth in the immediately following Subsection; (ii) the Security Deposit shall not be reduced; (iii) Tenant shall accept the Premises in its "as is" condition without any obligation of Landlord to repaint, remodel, repair, improve or alter the Premises or to provide Tenant any allowance therefor; and (iv) there shall be no further option or right to extend the term of the Lease. If Tenant timely and properly exercises the Option To Extend, references in the Lease to the Term shall be deemed to mean the initial Term as extended by the Option Term unless the context clearly requires otherwise.

      (d)   The Option Term Basic Annual Rent shall mean the greater of
(i) the Basic Annual Rent payable by Tenant under this Lease calculated at the rate applicable for the last year of the initial Term, or (ii) the new basic annual rents which would apply (with Additional Rent payable as provided under this Lease) at the "Prevailing Market Rent". As used herein Prevailing Market Rent shall mean the rent and all other monetary payments and escalations, including consumer price increases, that Landlord could obtain from a third party desiring to lease the Premises for a term equal to the Option Term and commencing when the Option Term is to commence under market leasing conditions, and taking into account the following: the size, location and floor levels of the Premises; the type and quality of tenant improvements; age and location of the Project; quality of construction of the Project; services to be provided by Landlord or by tenant; the rent, all other monetary payments and escalations obtainable for new leases of space comparable to the Premises in the Project and in comparable office/research and development buildings within an eight (8) mile radius, and other factors that would be relevant to such a third party in determining what such party would be willing to pay therefor, provided, however, that Prevailing Market Rent shall be determined without reduction or adjustment for "Tenant Concessions" (as defined below), if any, being offered to prospective new tenants of comparable space. For purposes of the preceding sentence, the term "Tenant Concessions" shall include, without limitation, so-called free rent, tenant improvement allowances and work, moving allowances, and lease takeovers. The determination of Prevailing Market Rent based upon the foregoing criteria shall be made by Landlord, in the good faith exercise of Landlord's business judgment. Within thirty (30) days after Tenant's exercise of the Option To Extend, Landlord shall notify Tenant of Landlord's determination of Option Term Rent for the Premises. If Landlord's determination of Prevailing Market Rent is greater than the Preceding Rent, and if Tenant, in Tenant's sole discretion, disagrees with the amount of Prevailing Market Rent determined by Landlord, Tenant may elect to revoke and rescind the exercise of the option by giving written notice thereof to Landlord within thirty (30) days after notice of Landlord's determination of Prevailing Market Rent.

      (e) This Option to Extend is personal to Advanced Polymer and may not be used by, and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity.

      (f) Upon the occurrence of any of the following events, Landlord shall have the option, exercisable at any time prior to commencement of the Option Term, to terminate all of the provisions of this Section with respect to the Option to Extend, with the effect of canceling and voiding any prior or subsequent exercise so this Option to Extend is of no force or effect:

            (i) Tenant's failure to timely exercise the Option to Extend in accordance with the provisions of this Section.

            (ii) The existence at the time Tenant exercises the Option to Extend or at the commencement of the Option Term of any default on the part of Tenant under the Lease or of any state of facts which with the passage of time or the giving of notice, or both, would constitute such a default.

            (iii) Tenant's third default under the Lease prior to the commencement of the Option Term, notwithstanding that all such defaults may subsequently be cured.

In the event of Landlord's termination of the Option to Extend pursuant to this Section, Tenant shall reimburse Landlord for all costs and expenses Landlord incurs in connection with Tenant's exercise of the Option to Extend including, without limitation, costs and expenses with respect to any brokerage commissions and attorneys' fees, and with respect to the design, construction or making of any tenant improvements, repairs or renovation or with respect to any payment of all or part of any allowance for any of the foregoing.

      (g) Without limiting the generality of any provision of the Lease, time shall be of the essence with respect to all of the provisions of this Section.

      IN WITNESS WHEREOF, the parties hereto have executed this Rider as of the date first set forth in the Lease.

LANDLORD:                               TENANT:

METROPOLITAN LIFE INSURANCE             ADVANCED POLYMER SYSTEMS,
COMPANY, a New York corporation         a Delaware corporation


By:  /s/Edward J. Hayes                 By:  /s/Michael O'Connell
    -------------------------                ------------------------

Its: Assistant Vice President           Its: Executive VP/CFO
     ------------------------                ------------------------

                        CONSTRUCTION ADDENDUM


      This Construction Addendum ("Addendum") is made and entered into as of November 7, 1997, by and between Metropolitan Life Insurance Company, a New York corporation ("Landlord"), and Advanced Polymer Systems, a Delaware corporation ("Tenant").

                              RECITALS

      A. Pursuant to the terms of that certain Lease of even date herewith (the "Lease"), Landlord leased to Tenant, and Tenant hired from Landlord, those certain premises consisting of approximately 26,067 square feet of space (the "Premises"), which is a part of Building No. 1 (the "Building") in Phase I of Seaport Centre, Redwood City, California (the "Project"), as more particularly described in the Lease.

      B. Subject to the terms and provisions hereof, Landlord has agreed that Tenant may construct certain tenant improvements in the Premises. Accordingly, Landlord and Tenant now desire to set forth the terms and conditions upon which Tenant shall construct the tenant improvements in the Premises, as more particularly set forth hereinbelow. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Lease.

      NOW THEREFORE, the parties agree as follows:

      1.   GENERAL REQUIREMENTS FOR CONSTRUCTION.

           1.1 TENANT'S OBLIGATION TO CONSRUCT. Tenant shall construct and install, in a good and workmanlike manner, the tenant improvements and fixtures generally described in Exhibit "A" attached hereto (the "Tenant Improvements") in accordance with the Final Plans (as defined in Section
2.2 below) and otherwise in strict compliance with this Addendum. Tenant shall be solely responsible for all cost and expenses related to the construction and installation of the Tenant Improvements, subject to reimbursement by Landlord pursuant to Section 4 below.

           1.2 TENANT'S ACCESS TO THE PRESMISES. Tenant shall coordinate with the Seaport Centre project manager for access to the
Premises and the scheduling of construction work therein.    Tenant shall
exercise due diligence and best efforts to ensure that Tenant's construction and installation of the Tenant Improvements does not unreasonably interfere with the use and enjoyment of other tenants of the Building or the Project. If any shutdown of plumbing, electrical or air conditioning equipment of the Building becomes necessary during the course of construction of the Tenant Improvements, Tenant shall notify Landlord and Landlord and Tenant shall agree upon when, and upon what conditions, such shutdown may be made in order to cause the least disruption to other tenants in the Building. Any damage to the Building or the Project caused by Tenant or its contractor or subcontractors in connection with the construction of the Tenant Improvements shall be immediately repaired at Tenant's sole cost and expense.

      2.   DEVELOPMENT OF PLANS.

           2.1 PRELIMINARY PLANS. Prior to Tenant's commencement of the construction and installation of the Tenant Improvements, Tenant shall prepare and deliver to Landlord preliminary plans and specifications (the "Preliminary Plans") setting forth the Tenant Improvements to be constructed in the Premises. Within five (5) business days following delivery of the Preliminary Plans, Landlord shall approve the Preliminary Plans or deliver to Tenant written notice of Landlord's disapproval of the Preliminary Plans. Such notice shall specify all changes that must be made to the Preliminary Plans as a condition of Landlord's approval thereof. Within five (5) business days following receipt of Landlord's notice of disapproval, Tenant shall deliver a revised set of Preliminary Plans to Landlord, which Preliminary Plans shall incorporate all changes specified in Landlord's notice of disapproval.

           2.2 FINAL PLANS. As soon as the Preliminary Plans are approved by Landlord, Tenant shall prepare final plans, specifications and working drawings for the Tenant Improvements (the "Final Plans") that are consistent with and logical evolutions of the approved Preliminary Plans and shall deliver the same to Landlord for approval. Concurrently with the delivery of the Final Plans, Tenant shall deliver to Landlord for Landlord's approval a schedule of values ("Schedule of Values") allocating costs to the various portions of the work involved in the construction and installation of the Tenant Improvements and setting forth Tenant's reasonable, good faith estimate of the timing of Landlord's disbursements of the Tenant Improvement Allowance (as defined in Section 4.1 below) and the amount of each such disbursement. If Landlord disapproves the Final Plans and/or the Schedule of Values, Landlord shall deliver to Tenant, as soon as reasonably possible but within five (5) business days following receipt thereof, written notice of such disapproval. Such notice shall specify all changes that must be made to the Final Plans and/or the Schedule of Values as a condition of Landlord's approval thereof. Within five (5) business days following receipt of Landlord's notice of disapproval, Tenant shall deliver a revised set of Final Plans and/or Schedule of Values to Landlord, which Final Plans and/or Schedule of Values shall incorporate all changes specified in Landlord's notice of disapproval. As soon as Landlord approves the Final Plans and the Schedule of Values submitted by Tenant, Landlord and Tenant shall each sign the same. Except as otherwise specifically provided in this Addendum, the term "Final Plans" as hereinafter used shall mean the final plans, specifications, working drawings and Schedule of Values approved by Landlord for the construction of the Tenant Improvements.

           2.3 FORM OF FINAL PLANS; APPROVAL OF ARCHITECT. The Final Plans shall include tracings and other reproducible drawings, shall be in a form satisfactory for filing with appropriate governmental authorities and shall conform to all applicable codes, rules, regulations and ordinances of all governing authorities. All plans submitted by Tenant to Landlord shall be prepared by an architect selected by Tenant and approved by Landlord. Landlord's approval of Tenant's architect shall not constitute Landlord's warranty that said architect is professionally qualified.

           2.4 LANDLORD'S APPROVAL. If the Final Plans otherwise conform to the Preliminary Plans and this Addendum, Landlord's approval thereof shall not be unreasonably withheld. If the Final Plans show work requiring a modification or change to the shell of the Building, Landlord shall not be deemed unreasonable if Landlord disapproves such Final Plans or if Landlord conditions its consent to such Final Plans upon Tenant paying to Landlord, prior to the commencement of construction, the full cost of modifying or changing the shell of the Building. Landlord may, at Landlord's option, have the Preliminary Plans or the Final Plans reviewed by Landlord's architect, engineer and/or construction manager; provided, however, that any such review shall be performed within the time periods set forth above for Landlord's review of the Preliminary Plans and the Final Plans. The cost of any such review shall be reimbursed by Tenant to Landlord within ten (10) days following demand therefor by Landlord. In no event shall the approval by Landlord (or Landlord's architect, engineer or construction manager) of the Preliminary Plans or the Final Plans constitute a representation or warranty by Landlord (or Landlord's architect, engineer or construction manager) of: (i) the accuracy or completeness thereof, (ii) the absence of design defects or construction flaws therein, or (iii) the compliance thereof with applicable laws; and the parties agree that Landlord (and Landlord's architect, engineer and construction manager) shall incur no liability by reason of such approval.

           2.5 CHANGES. There shall be no changes to the Final Plans without the prior written consent of Landlord. All change orders requested by Tenant shall be made in writing and shall specify any added or reduced cost resulting therefrom. Any change proposed by Tenant shall be approved or disapproved by Landlord within five (5) business days following Landlord's receipt of plans and specifications therefor. Landlord's failure to approve any proposed change within said five (5) day period shall be deemed Landlord's disapproval thereof.

      3.   CONSTRUCTION OF TENANT IMPROVEMENTS.

           3.1 PERMITS AND APPROVALS. Tenant shall submit the Final Plans to all appropriate governmental agencies for approval and shall not commence construction or installation of the Tenant Improvements described therein unless and until Tenant has obtained all necessary permits and approvals required for the construction and installation of the same and has delivered a copy or copies thereof to Landlord.

           3.2 CONSTRUCTION DOCUMENTS. Prior to the commencement of construction and installation of the Tenant Improvements, Tenant shall submit to Landlord, for Landlord's approval, the following (collectively, the "Construction Documents"): (a) the name of the proposed general contractor and a copy of the proposed construction contract for the Tenant Improvements, which shall be consistent with the terms hereof, (b) a written assignment of such construction contract, creating in favor of Landlord a prior perfected security interest in all of Tenant's rights thereunder and containing the written consent of Tenant's general contractor to such assignment, (c) a copy of the architect's contract for the Tenant Improvements, which shall be consistent with the terms hereof,
(d) a written assignment of such architect's contract, creating in favor of Landlord a prior perfected security interest in all of Tenant's rights under said architect's contract and containing the written consent of Tenant's architect to such assignment, and (e) a list of all subcontractors and materials suppliers proposed to be used by Tenant in connection with the construction of the Tenant Improvements. Within five (5) business days following the delivery of all of the Construction Documents, Landlord shall approve such information or deliver to Tenant written notice of Landlord's disapproval of all or any information contained therein. If Landlord disapproves the proposed construction contract or the proposed architect's contract for the Tenant Improvements, Landlord's notice shall specify all changes that must be made to the proposed architect's and/or contractor's agreements as a condition of Landlord's approval thereof. Within five (5) business days following receipt of Landlord's notice of disapproval, Tenant shall deliver to Landlord revised copies of the proposed architect's and/or contractor's agreements, which revised copies shall incorporate all changes specified in Landlord's notice of disapproval. If Landlord disapproves the general contractor, any subcontractor or materials supplier, the parties shall negotiate in good faith to select another contractor, subcontractor or materials supplier mutually acceptable to the parties. Landlord shall be entitled to withhold its approval of the general contractor, any subcontractor, or any materials supplier, who, in Landlord's determination, is financially or otherwise professionally unqualified to construct the Tenant Improvements. In addition, Landlord may condition its approval of a general contractor upon Tenant obtaining a performance bond and labor and materials payment bond, each in an amount equal to one hundred percent (100%) of the estimated cost of the Tenant Improvements and in a form acceptable to Landlord, in the event Landlord determines that such bonds are necessary to ensure lien-free completion of the Tenant Improvements. Landlord's failure to disapprove a contractor, subcontractor or materials supplier shall not constitute Landlord's warranty that any contractor, subcontractor or supplier not so disapproved is in fact qualified. Following approval by Landlord, Tenant shall not materially amend or consent to the material amendment of the construction contract or the bonds, if the same are required, without Landlord's prior written approval.

           3.3 COMMENCEMENT AND COMPLETION OF CONSTRUCTION. Following Tenant's satisfaction of all of the requirements of Section 2 above and this Section 3, Tenant shall commence construction and installation of the Tenant Improvements in accordance with the Final Plans and shall pursue the same diligently to completion. Tenant covenants to give Landlord at least ten (10) days' prior written notice of its commencement of construction or delivery of materials related thereto to enable Landlord to post a notice of nonresponsibility respecting the Tenant Improvements to be constructed in the Premises.

           All work done in connection with the Tenant Improvements shall be performed in compliance with all applicable laws, ordinances, rules, orders and regulations of all federal, state, county and municipal governments or agencies now in force or that may be enacted hereafter, with the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Premises pursuant to the terms of the Lease, and with all directives, rules and regulations of the fire marshal, health officer, building inspector, or other proper officers of any governmental agency now having or hereafter acquiring jurisdiction.

           3.4 BUILDING SYSTEMS. In no event shall Tenant interfere with the provision of heating, plumbing, electrical or mechanical system services to the Building, make any structural changes to the Building, make any changes to the heating, plumbing, electrical or mechanical systems of the Building, or make any changes to the Premises which would weaken or impair the structural integrity of the Building, alter the aesthetic appearance of the Building exterior, or which would affect any warranties applicable to the Building or any improvements constructed or installed by Landlord therein, without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion.

           3.5 INSPECTIONS. In addition to any right of Landlord under the Lease and this Addendum to enter the Premises for the purpose of posting notices of nonresponsibility, Landlord and its officers, agents or employees shall have the right at all reasonable times to enter upon the Premises and inspect the Tenant Improvements and to determine that the same are in conformity with the Final Plans and all of the requirements of this Addendum. Landlord, however, is under no obligation to supervise, inspect or inform Tenant of the progress of construction and Tenant shall not rely upon Landlord therefor. Neither the right herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require that the construction and installation of the Tenant Improvements conform with the Final Plans and all the requirements of this Addendum.

           3.6 PROTECTION AGAINST LIEN CLAIMS. Tenant agrees to fully pay and discharge all claims for labor done and materials and services furnished in connection with the construction of the Tenant Improvements, to diligently file or procure the filing of a valid notice of completion within ten (10) days following completion of construction of the Tenant Improvements, to diligently file or procure the filing of a notice of cessation upon any cessation of labor on the Tenant Improvements for a continuous period of thirty (30) days or more, and to take all reasonable steps to forestall the assertion of claims of lien against the Premises or the Project, or any part thereof, or any right or interest appurtenant thereto. Upon the request of Landlord, Tenant shall provide Landlord with satisfactory evidence of the release or removal (including removal by appropriate surety bond) of all liens recorded against the Premises, the Project, or any portion thereof, and all stop notices received by Tenant.

           3.7   INSURANCE.

                 (a) At least five (5) days prior to the date Tenant commences construction of the Tenant Improvements, Tenant shall submit to Landlord evidence of the following insurance coverage: (i) general liability insurance as required by Paragraph 19 of the Lease, which shall include contractor's protective liability coverage; (ii) workers' compensation insurance as required by Paragraph 19 of the Lease, with limits in accordance with the statutory requirements of the State of California; and (iii) broad form "Builder's Risk" property damage insurance with limits of not less than one hundred percent (100%) of the estimated value of the Tenant Improvements. All such policies shall provide that thirty (30) days' written notice must be given to Landlord prior to termination or cancellation. The insurance specified in (i) and
(iii) above shall name Landlord and Landlord's property manager as additional insureds and shall provide that Landlord, although an additional insured, may recover for any loss suffered by Landlord or Landlord's agents by reason of the negligence of Tenant or Tenant's contractors, subcontractors and/or employees. Tenant hereby waives, and Tenant shall use best efforts to cause each of its contractors and subcontractors to waive, all rights to recover against Landlord and its agents, contractors and employees for any loss or damage arising from a cause covered by insurance required to be carried by Tenant hereunder to the extent of such coverage and shall cause each respective insurer to waive all rights of subrogation against Landlord and its agents, contractors and employees in connection therewith to the same extent.

                 (b) At least five (5) days prior to the date Tenant commences construction of the Tenant Improvements, Tenant shall deliver to Landlord certificates of insurance from the carrier(s) providing insurance to Tenant's contractor(s) (and, upon Landlord's request, from the carrier(s) providing insurance to Tenant's architect) evidencing the following types of coverage in such amounts as are reasonably determined by Landlord to be necessary: (i) professional liability insurance; (ii) commercial general liability insurance; (iii) business automobile liability insurance; (iv) workers' compensation insurance; and (v) umbrella liability insurance. The insurance specified in (i), (ii), (iii) and (v) above shall name Landlord and Landlord's property manager as additional insureds, and all such policies shall provide that thirty (30) days' written notice must be given to Landlord prior to termination or cancellation.

           3.8 Final Documents. Following completion of the Tenant Improvements, Tenant shall comply with the following: (a) Tenant shall obtain and deliver to Landlord a copy of the certificate of occupancy for the Tenant Improvements from the governmental agency having jurisdiction thereof; (b) Tenant shall promptly cause a notice of completion to be validly recorded for the Tenant Improvements; (c) Tenant shall furnish Landlord with unconditional waivers of lien in statutory form from all parties performing labor and/or supplying equipment and/or materials in connection with the Tenant Improvements, including Tenant's architect(s);
(d) Tenant shall deliver to Landlord a certificate of Tenant's architect(s) certifying completion of the Tenant Improvements in substantial accordance with the Final Plans; (e) Tenant shall deliver to Landlord a certificate of Tenant's contractor(s) certifying completion of the Tenant Improvements in substantial accordance with the construction contract(s) approved by Landlord; (f) Tenant shall deliver to Landlord a full set of reproducible as-built drawings (signed and dated by the general contractor and each responsible subcontractor) for the Tenant Improvements; and (g) Tenant shall deliver to Landlord copies of all written construction and equipment warranties and manuals related to the Tenant Improvements.

           3.9 Indemnification. Tenant shall, at Tenant's sole cost and expense, defend, indemnify, save and hold Landlord harmless from and against any and all claims, liabilities, demands, losses, expenses, damages or causes of actions (whether legal or equitable in nature) asserted by any person, firm, corporation, governmental body or agency or entity arising out of the construction of the Tenant Improvements. Tenant shall pay to Landlord upon demand all claims, judgments, damages, losses or expenses (including attorneys' fees) incurred by Landlord as a result of any legal action arising out of the construction of the Tenant Improvements.

      4.   TENANT IMPROVEMENT ALLOWANCE.

           4.1 AMOUNT OF ALLOWANCE. Subject to the terms and conditions of this Addendum, Landlord shall pay to Tenant an amount not in excess of $104,268.00 (the "Tenant Improvement Allowance") on account of all construction costs, space planning and design fees, architecture and engineering fees, permit fees and construction management fees (including Landlord's construction management fee) incurred by Tenant in designing and constructing the Tenant Improvements in the Premises. In no event shall Tenant be entitled to any cash payment, credit, offset or other benefit whatsoever based on any excess of the Tenant Improvement Allowance over the actual costs of the construction and installation of the Tenant Improvements.

           4.2 TENANT'S COST. Any cost incurred in the design or construction of the Tenant Improvements in excess of the Tenant Improvement Allowance shall be borne by Tenant in accordance with the terms and conditions set forth below. Prior to the construction of the Tenant Improvements, Tenant shall cause its general contractor to submit an estimate of the total cost of constructing the Tenant Improvements. In the event that the aggregate of the cost estimated by Tenant's general contractor and the cost of designing the Tenant Improvements (collectively, the "Improvements Cost") exceeds the Tenant Improvement Allowance, Landlord and Tenant shall determine Landlord's share of the Improvements Cost ("Landlord's Share") and Tenant's share of the Improvements Cost ("Tenant's Share") as follows:

                 (a) Landlord's Share shall be a fraction, the numerator of which is the Tenant Improvement Allowance, and the denominator of which is the Improvements Cost.

                 (b) Tenant's Share shall be a fraction, the numerator of which is the portion of the Improvements Cost that exceeds the Tenant Improvement Allowance, and the denominator of which is the Improvements Cost.

                 (c) Prior to the commencement of construction of the Tenant Improvements, Tenant shall deposit in a separate bank account ("Tenant's Construction Account") funds equal to Tenant's Share of the Improvements Cost and shall deliver to Landlord reasonable evidence of the establishment of Tenant's Construction Account and the deposit therein of Tenant's Share of the Improvements Cost. Tenant's Construction Account shall be used only for the purpose of funding Tenant's Share of the Improvements Cost, and Tenant shall instruct the bank maintaining Tenant's Construction Account to send to Landlord duplicate statements of each disbursement or withdrawal from Tenant's Construction Account. In the event of any change order or other event which would increase the Improvements Cost, Tenant's Share shall be appropriately adjusted to reflect the increase in the Improvements Cost, and Tenant shall promptly deposit sufficient funds into Tenant's Construction Account to equal the then outstanding unpaid amount of Tenant's Share of such increased Improvements Cost.

           4.3 PROCEDURE FOR DISBURSEMENT OF THE TENANT IMPROVEMENT ALLOWANCE. On or before the twenty-fifth (25th) day of each calendar month during the construction of the Tenant Improvements, but in no event more frequently than once every thirty (30) days, Tenant shall deliver to Landlord such invoices marked paid and other evidence as Landlord shall reasonably require of the cost of the design of the Tenant Improvements and the cost of the Tenant Improvements already constructed and Landlord shall pay within forty-five (45) days of confirmation of such amount Landlord's Share of each amount invoiced by Tenant's architect or Tenant's general contractor; provided, however, that such invoices and other evidence shall not be submitted by Tenant to Landlord until all of the following, if appropriate, have occurred: (i) Landlord has reasonably and timely determined that all of the Tenant Improvements constructed to date have been satisfactorily completed in accord-ance with the Construction Documents, based upon certifications satisfactory to Landlord delivered by Tenant and Tenant's architect; and (ii) Tenant has delivered to Land-lord unconditional partial lien releases from the general contractor and each subcontractor. Following substantial completion of the Tenant Improvements and prior to Landlord's final disbursement of the Tenant Improvement Allowance (which shall include a retention of ten percent (10%) of the Tenant Improvement Allowance), Tenant shall comply with the requirements set forth in Section 3.8 above, together with the following:
(a) Tenant shall have submitted to Landlord a cost breakdown of Tenant's final and total construction costs incurred in connection with the Tenant Improvements, together with receipted invoices showing evidence of full payment therefor; (b) Tenant shall have completed Landlord's punchlist items, which list shall be provided by Landlord to Tenant in accordance with Section 5 below; and (c) the Lease shall be in full force and effect and there shall exist no event of default under the Lease or this Addendum, and no condition, event or act which, with the passage of time or the giving of notice, or both, would constitute an event of default under the Lease or this Addendum. Notwithstanding any provision hereof to the contrary, the Tenant Improvement Allowance is available only to reimburse Tenant to the extent of qualified applications, if any, for reimbursement which meet all the requirements of this Addendum and which are submitted by Tenant to Landlord within one year after the date of the Lease, and Landlord has no obligation to pay or fund any balance of the Tenant Improvement Allowance in excess of the total of qualified applications, if any, submitted by such date and such remaining amount shall be retained by Landlord as its property free of any claim by Tenant to such amount.

           4.4 CONSTRUCTION MANAGEMENT. Insignia Commercial Group, Inc. shall be retained by Landlord to supervise the construction of the Tenant Improvements. A construction management fee, in an amount not to exceed the lesser of (a) Ten Thousand Dollars or (b) two percent (2.0 %) of the total amount of the construction contract(s) with Tenant's general contractor(s) for all the work in connection with construction of the Tenant Improvements, shall be payable out of the Tenant Improvement Allowance.

      5. WALK-THROUGH OF TENANT IMPROVEMENTS. Within two (2) business days following the completion of the Tenant Improvements, Tenant shall notify Landlord of the completion thereof and shall provide Landlord an opportunity to inspect the Tenant Improvements. Within ten (10) business days following Tenant's notice, Landlord (or its representative) shall walk-through and inspect Tenant's work on the Tenant Improvements and shall either approve Tenant's work or advise Tenant in writing of any defects or uncompleted items. Tenant shall promptly repair such defects or uncompleted items to Landlord's reasonable satisfaction. Landlord's approval of the Tenant Improvements, or Landlord's failure to advise Tenant of any defects or uncompleted items in the Tenant Improvements, shall not relieve Tenant of responsibility for constructing and installing the Tenant Improvements in accordance with the Final Plans and this Addendum, and in compliance with all applicable laws.

      6.   NATURE OF IMPROVEMENTS.  The ownership of the Tenant
Improvements shall be governed by Paragraph 7 of the Lease, with the Tenant Improvements constituting "alterations, additions, or improvements" to or of the Premises as used thereunder.

      7. DEFAULT. Each of the following events shall constitute an event of default ("Default") under this Addendum:

           (a) Failure to comply with those conditions set forth in this Addendum which are required to be fulfilled by Tenant prior to the commencement and installation of Tenant Improvements;

           (b) Failure to commence and/or complete construction of the Tenant Improvements in compliance with this Addendum;

           (c) Deviations in construction from the Final Plans (as determined by Landlord or its representative) without the approval of Landlord, the appearance of defective workmanship or materials in the construction of the Tenant Improvements which are not corrected by Tenant within thirty (30) days after notice from Landlord (or if the defect is such that it cannot reasonably be corrected within said thirty (30) day period, the correction of such defect is not initiated by Tenant within said thirty (30) day period and thereafter prosecuted diligently to completion), or any other failure by Tenant to complete construction and installation of the Tenant Improvements in accordance with the conditions set forth in this Addendum; and

           (d) The default or breach by Tenant of any provision of the Lease.

      8. REMEDIES. In the event of a default by Tenant hereunder, Landlord shall thereafter have no further obligation to disburse any portion of the Tenant Improvement Allowance unless and until such default is cured, and any such default shall be a default under the Lease and shall entitle Landlord to exercise all remedies set forth in the Lease.
In addition, upon the occurrence of a default by Tenant hereunder, Landlord shall have the right (but not the obligation), at Tenant's sole cost and expense, to enter upon the Premises and take over and complete construction and installation only as to those areas where the construction or installation of the Tenant Improvements has been commenced and such other areas to the extent necessary to relet the Premises, and to make disbursements from the Tenant Improvement Allowance toward completion of the Tenant Improvements. In connection therewith, Landlord may discharge or replace the contractors or subcontractors performing such work. In no event shall Landlord be required to expend its own funds to complete the Tenant Improvements if the Tenant Improvement Allowance is insufficient. Where substantial deviations from the Final Plans have occurred which have not been approved by Landlord, or defective or unworkmanlike labor or materials are being used in construction of the Tenant Improvements, Landlord shall have the right to demand that such labor or materials be corrected, and if the same are not so corrected, shall have the right to immediately order the stoppage of all construction until such condition is corrected. After issuance of such an order in writing, no further work shall be done on the Tenant Improvements without the prior written consent of Landlord unless and until said condition has been fully corrected.

      9. MISCELLANEOUS. Time is of the essence of this Addendum. The invalidity or unenforceability of any one or more provisions of this Addendum will in no way affect the validity or enforceability of any other provision. This Addendum and the Lease to which this Addendum is attached constitute the entire agreement of the parties with respect to the subject matter hereof. This Addendum may not be modified or amended except by a written agreement signed by Landlord and Tenant. The captions of the paragraphs of this Addendum are for convenience and reference only, and in no way modify, amplify or interpret the provisions of this Addendum.

      10. ATTORNEYS' FEES. If any action or proceeding is commenced to enforce the provisions of this Addendum, the prevailing party in such action or proceeding will have the right to recover from the other party its reasonable attorneys' fees and costs and expenses of litigation.

      11. CONFLICT. In the event of any conflict between the terms of the Lease and the terms of this Addendum concerning the construction of the Tenant Improvements, the terms of this Addendum shall prevail.


LANDLORD:

Metropolitan Life Insurance Company,
a New York corporation

By:  /s/Edward J. Hayes
     -----------------------------------

Its: Assistant Vice President
     -----------------------------------


TENANT:

Advanced Polymer Systems,
a Delaware corporation

By:  /s/Michael O'Connell
     -----------------------------------

Its: Executive VP/CFO
     -----------------------------------

                               EXHIBIT A

This exhibit includes a floor plan of construction improvements to the original premises.